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                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                               EATON CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[ ]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies: ............

(2) Aggregate number of securities to which transaction applies: ...............

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ...............................

(4) Proposed maximum aggregate value of transaction: ...........................

(5) Total fee paid: ............................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: ....................................................

(2) Form, Schedule or Registration Statement No.: ..............................

(3) Filing Party: ..............................................................

(4) Date Filed: ................................................................

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

NOTICE OF MEETING

The 2004 annual meeting of Eaton Corporation shareholders will be held Wednesday, April 28, at 10:30 a.m. local time at The Forum Conference and Education Center, One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio, for the purpose of:

1. Electing directors;

2. Approving the 2004 Stock Plan;

3. Ratifying the appointment of independent auditors; and

4. Considering reports and such other business as may properly come before the meeting.

These matters are more fully described in the following pages.

The record date for the meeting has been fixed by the Board of Directors as the close of business on March 1, 2004. Shareholders of record at that time are entitled to vote at the meeting.

By order of the Board of Directors

/s/ Earl R. Franklin

Earl R. Franklin
Vice President and Secretary

March 19, 2004

Your Vote Is Important

You may vote your shares electronically by using a toll-free telephone number or the Internet, as described on the proxy card, or you may mark, sign, date and mail your proxy card in the postage-paid envelope provided. We encourage you to file your proxy electronically if either of these options is available to you. The method by which you vote will not limit your right to vote in person at the annual meeting.

                                    CONTENTS

                                             PAGE
                                             ----
Proxy Solicitation .........................   3
Voting at the Meeting ......................   3
Election of Directors ......................   4
Director Nomination Process.................   8
Security Holder Recommendations of Director
  Candidates................................   9
Director Independence.......................   9
Board Committees ...........................   9
Committee Charters and Policies.............  11
Audit Committee Report......................  12
Compensation of Directors ..................  13
Board of Directors Governance Policies......  13
Executive Sessions of the Outside
  Directors.................................  13
Security Holder Communications to the
  Board.....................................  14
Director Attendance at Annual Meetings......  14
Code of Ethics..............................  14
Executive Compensation .....................  14
Compensation and Organization Committee
  Report....................................  18
Approval of the 2004 Stock Plan ............  26
Ratification of the Appointment of
  Independent Auditors .....................  30
Other Business .............................  30
Ownership of Outstanding Voting Shares......  30
Section 16(a) Beneficial Ownership Reporting
  Compliance................................  32
Future Shareholder Proposals ...............  32

APPENDICES
Appendix A:
  Charter of Governance Committee and
  Relevant Policies.........................  32
Appendix B:
  Board of Directors Governance Policies ...  34
Appendix C:
  Board of Directors Independence Criteria
  and Relevant Policy ......................  37
Appendix D:
  Charter of Audit Committee and Relevant
  Policies .................................  39
Appendix E:
  Charter of Compensation and Organization
  Committee.................................  42
Appendix F:
  Charter of Finance Committee..............  43
Appendix G:
  Code of Ethics ...........................  45
Appendix H:
  2004 Stock Plan ..........................  47

PROXY STATEMENT

EATON CORPORATION
Eaton Center
Cleveland, Ohio 44114-2584
216-523-5000

----------------------------------------------

This proxy statement, the accompanying proxy form and Eaton's annual report for the year ended December 31, 2003 are scheduled to be sent to shareholders on or about March 19, 2004.

PROXY SOLICITATION

Eaton's Board of Directors solicits your proxy, in the form enclosed, for use at the 2004 annual meeting of shareholders and any adjournments thereof. The individuals named in the enclosed form of proxy have advised the Board of their intention to vote at the meeting in compliance with instructions on all forms of proxy tendered by shareholders and, where no contrary instruction is indicated on the proxy form, for the election of the individuals nominated to serve as directors, for approval of the 2004 Stock Plan, and for ratification of the appointment of Ernst & Young LLP as independent auditors. These matters are described in the following sections of this proxy statement.

Any shareholder giving a proxy may revoke it by giving Eaton notice in writing or by facsimile, electronic mail, or other verifiable communication before the meeting or by revoking it at the meeting. All properly executed or transmitted proxies not revoked will be voted at the meeting.

In addition to soliciting proxies through the mail, certain employees may solicit proxies in person or by telephone or facsimile. Eaton has retained The Proxy Advisory Group of Strategic Stock Surveillance, LLC, 331 Madison Ave., 12th Floor, New York, New York 10017, to assist in the solicitation of proxies, primarily from brokers, banks and other nominees, for an estimated fee of $12,500, plus reasonable out-of-pocket expenses. Brokerage firms, nominees, custodians and fiduciaries may be asked to forward proxy soliciting material to the beneficial shareholders. All reasonable soliciting costs will be borne by Eaton.

VOTING AT THE MEETING

Each Eaton shareholder of record at the close of business on March 1, 2004 is entitled to one vote for each share then held. On March 1, 151,658,974 Eaton common shares (par value, 50c each) were outstanding and entitled to vote.

At the 2004 annual meeting, the inspectors of election appointed by the Board of Directors for the meeting will determine the presence of a quorum and tabulate the results of shareholder voting. As provided by Ohio law and Eaton's Amended Regulations, Eaton shareholders present in person or by proxy at the meeting will constitute a quorum. The inspectors of election intend to treat properly executed or transmitted proxies marked "abstain" as "present" for these purposes. The inspectors will also treat as "present" shares held in "street name" by brokers that are voted on at least one proposal to come before the meeting.

Director nominees receiving the greatest number of votes will be elected directors. Votes withheld in respect of the election of directors will not be counted in determining the outcome of the election. Adoption of all other proposals to come before the meeting will require the affirmative vote of the holders of a majority of the outstanding Eaton common shares, which requirement is consistent with the general vote requirement in Eaton's Amended Articles of Incorporation. The practical effect of this vote requirement will be that abstentions and shares held in "street name" by brokers that are not voted in respect of those proposals will be treated the same as votes cast against those proposals.

As provided by Ohio law, each shareholder is entitled to cumulative voting rights in the election of directors if any shareholder gives written notice to the President or a Vice President or the Secretary of Eaton at least 48 hours before the time fixed for the meeting, requesting cumulative voting, and if an announcement of that notice is made at the beginning of the meeting by the Chairman or Secretary, or by or on behalf of the shareholder who gave the notice. If cumulative voting is in effect with respect to an election of directors, each shareholder has the right to cumulate his or her voting power by giving one nominee that number of votes which equals the number of directors to be elected multiplied by the number of the shareholder's shares, or by distributing his or her votes on the same principle among two or more nominees, as the shareholder sees fit. If cumulative voting is in effect with respect to the election of directors, the individuals named in the proxy will vote the shares represented by the proxy cumulatively for those nominees that they may determine in their discretion, except that no votes will be cast for any nominee as to whom the shareholder giving the proxy has directed that his or her vote be withheld.

1. ELECTION OF DIRECTORS

The Board of Directors is presently composed of ten members. The terms of three directors will expire in April, 2004, and those directors have been nominated for re-election. Two of the nominees were elected at the 2001 annual meeting, and one was elected at the 2003 annual meeting. (See page 5.)

If any of the nominees become unable or decline to serve, the individuals named as proxies in the enclosed proxy card will have the authority to appoint substitutes. Eaton's management, however, has no reason to believe that this will occur.

Following is biographical information about each nominee and each director.

NOMINEES FOR ELECTION TO TERMS ENDING IN 2007 OR WHEN THEIR SUCCESSORS ARE ELECTED AND HAVE QUALIFIED:


                                  E. GREEN PHOTO                    K. M. PATEL PHOTO
M. J. CRITELLI PHOTO

MICHAEL J. CRITELLI, 55, is       ERNIE GREEN, 65, is founder,      KIRAN M. PATEL, 55, is
Chairman and Chief Executive      President and Chief               Executive Vice President and
Officer of Pitney Bowes           Executive Officer of Ernie        Chief Financial Officer of
Inc., a provider of               Green Industries, Inc., a         Solectron Corporation, a
messaging and advanced            manufacturer of automotive        provider of electronics
business communications           components. He is also            manufacturing services.
solutions. He was elected         President of Florida              Prior to joining Solectron
Vice Chairman and Chief           Production Engineering,           in 2001, he was associated
Executive Officer of Pitney       Inc., a subsidiary of Ernie       with Cummins Inc. for 27
Bowes in 1996, and became         Green Industries. He is a         years, where he served as
Chairman and Chief Executive      director of DP&L Inc., and        Vice President and Chief
Officer in 1997. Mr.              Pitney Bowes Inc.                 Financial Officer from 1996
Critelli is non-executive         DIRECTOR SINCE 1995               to 2000. In 2000-2001, Mr.
Chairman of the National                                            Patel was the Chief
Urban League.                                                       Financial Officer of
DIRECTOR SINCE 1998                                                 iMotors, an Internet-based
                                                                    valued-added retailer of
                                                                    used cars. He is a member of
                                                                    the American Institute of
                                                                    Certified Public
                                                                    Accountants, the Tennessee
                                                                    Society of Certified Public
                                                                    Accountants, and the
                                                                    Financial Executive
                                                                    Institute. He is a director
                                                                    of Westport Innovations,
                                                                    Inc.
                                                                    DIRECTOR SINCE 2003

DIRECTORS WHOSE PRESENT TERMS CONTINUE UNTIL APRIL, 2005:


                              J. R. MILLER PHOTO            G. R. PAGE PHOTO              V. A. PELSON PHOTO
N. C. LAUTENBACH PHOTO

NED C. LAUTENBACH, 60, is a   JOHN R. MILLER, 66, is a      GREGORY R. PAGE, 52, is       VICTOR A. PELSON, 66, is a
partner of Clayton, Dubilier  retired oil industry          President and Chief           Senior Advisor to UBS
& Rice, Inc., a private       executive. Mr. Miller was     Operating Officer of          Securities LLC, investment
equity investment firm        President, Chief Operating    Cargill, Incorporated, an     bankers. Before becoming
specializing in management    Officer and a director of     international marketer,       associated with UBS
buyouts. He serves as Co-     The Standard Oil Company      processor and distributor of  Securities and its
Chairman of Covansys          from 1980 to 1986, also       agricultural, food,           predecessors in 1996, Mr.
Corporation, a worldwide      serving as a member of its    financial and industrial      Pelson was an employee of
provider of information       Management Committee, and     products and services. He     AT&T from 1959 to 1996,
technology services. Before   where he previously held a    was Corporate Vice President  where he held a number of
joining Clayton, Dubilier,    number of other executive     & Sector President,           executive positions,
Mr. Lautenbach was            positions, including that of  Financial Markets and Red     including Group Executive
associated with IBM from      Vice President, Finance for   Meat Group of Cargill in      and President responsible
1968 until his retirement in  three years. He is currently  1998, Corporate Executive     for the Communications
1998. At IBM, he held         a director of Cambrex         Vice President, Financial     Services Group, Executive
several executive positions,  Corporation and Graphic       Markets and Red Meat Group    Vice President and member of
including Senior Vice         Packaging Corporation. Mr.    in 1999, and became           the Management Executive
President and Group           Miller was a member of the    President and Chief           Committee. At the time of
Executive - Sales and         Board of the Federal Reserve  Operating Officer in 2000.    his retirement from AT&T,
Distribution, and was a       Bank of Cleveland from 1986   Mr. Page is a director of     Mr. Pelson was Chairman of
member of IBM's Corporate     to 1993, serving as its       Cargill, Incorporated.        Global Operations and a
Executive Committee. From     Chairman during the last two  DIRECTOR SINCE 2003           member of the Board of
1999 to 2002, Mr. Lautenbach  of those years. From 1988 to                                Directors. Mr. Pelson is a
served as Chief Executive     2000, he was Chairman,                                      director of Dun & Bradstreet
Officer of Acterna            President and Chief                                         and United Parcel Service.
Corporation, a global         Executive Officer of TBN                                    DIRECTOR SINCE 1994
provider of communications    Holdings Inc., a buyout
test equipment, software and  firm, and from 2000 to 2003
services, which filed and     he was Chairman, President
had approved in 2003 a        and Chief Executive Officer
voluntary plan of             of Petroleum Partners, Inc.,
reorganization under Chapter  a provider of outsourcing
11. Mr. Lautenbach is a       services to the petroleum
director of Covansys          industry.
Corporation, a member of the  DIRECTOR SINCE 1985
Board of Trustees of
Fidelity Investments, and a
member of the Council on
Foreign Relations.
DIRECTOR SINCE 1997

DIRECTORS WHOSE PRESENT TERMS CONTINUE UNTIL APRIL, 2006:


                                  G. L. TOOKER PHOTO                D. L. McCOY PHOTO
A. M. CUTLER PHOTO

ALEXANDER M. CUTLER, 52, is       GARY L. TOOKER, 64, is an         DEBORAH L. MCCOY, 49, is
Chairman, Chief Executive         independent consultant and        Senior Vice President,
Officer and President of          former Chairman of the            Flight Operations of
Eaton Corporation. Mr.            Board, Chief Executive            Continental Airlines, Inc.
Cutler joined Cutler-Hammer,      Officer and Director of           She joined Continental as a
Inc. in 1975, which was           Motorola, Inc., a                 pilot in 1979, advanced
subsequently acquired by          manufacturer of electronics       through several senior pilot
Eaton, and became President       equipment. Mr. Tooker became      positions to become Senior
of Eaton's Industrial Group       Motorola's President in           Director, Operations
in 1986 and President of the      1990, Vice Chairman and           Performance in 1994, Vice
Controls Group in 1989. He        Chief Executive Officer in        President, Inflight and
advanced to Executive Vice        1993, Chairman in 1997, and       Standards Training and
President -- Operations in        retired from Motorola in          Performance in 1996, and
1991, was elected Executive       1999. Mr. Tooker is a             Vice President, Flight
Vice President and Chief          director of Avnet, Inc. and       Training and Inflight in
Operating                         Axcelis Technologies, Inc.        1997. Ms. McCoy assumed her
Officer -- Controls in 1993,      He serves on the Board of         present position in 1999.
President and Chief               Trustees of Morehouse             DIRECTOR SINCE 2000
Operating Officer in 1995,        College.
and assumed his present           DIRECTOR SINCE 1992
position in 2000. Mr. Cutler
is a director of Axcelis
Technologies, Inc. and
KeyCorp.
DIRECTOR SINCE 1993

DIRECTOR NOMINATION PROCESS -- The Governance Committee of the Board, comprised entirely of directors who meet the independence requirements of the New York Stock Exchange, is responsible for overseeing the process of nominating individuals to stand for election as directors. A copy of the Governance Committee's current charter is available on the Company's website
(www.Eaton.com) under the heading of "Corporate Governance" and is included in this proxy statement as Appendix A.

The Company's process of director nominations takes into consideration individuals recommended by the Company's security holders, members of the Board and the professional search firm retained by the Governance Committee.

Any director candidates recommended by the Company's security holders will be given consideration by the Governance Committee, consistent with the process used for all candidates and in accordance with the Company's policy regarding such recommendations. This policy, which has been approved by the Governance Committee, describes the procedures by which security holders may put forth their recommendations. The policy appears on page 9 of this proxy statement under the heading "Security Holder Recommendations of Director Candidates."

The Governance Committee's process for identifying and evaluating director candidates is as follows. The Committee typically retains a professional search firm to assist the Committee in managing the overall process, including the identification of director candidates who meet certain criteria set from time to time by the Committee. All potential candidates, whether identified by the search firm, security holders or Board members, are reviewed by the Governance Committee, the Chairman and Chief Executive Officer and the Vice
President -- Human Resources, and at times by the search firm. In the course of this review, some candidates are eliminated from further consideration because of conflicts of interest, unavailability to attend Board or Committee meetings or other relevant reasons. The Committee then decides which of the remaining candidates most closely match the established criteria and are therefore deserving of further consideration. The Committee then discusses these candidates, decides which of them, if any, should be pursued, gathers additional information if desired, conducts interviews and decides whether to recommend one or more candidates to the Board of Directors for nomination. The Board discusses the Committee's recommended candidates, decides if any additional interviews or further background information is desirable and, if not, decides whether to nominate one or more candidates. Those nominees are named in the proxy statement for election by the shareholders at the Annual Meeting (or, if between Annual Meetings, in rare cases, the nominees may be elected by the Board itself).

In order to be recommended by the Governance Committee, a candidate must meet the following minimum qualifications, as described in the Company's Board of Directors Governance Policies, appearing in Appendix B to this proxy statement: personal ability, integrity, intelligence, relevant business background, independence, expertise in areas of importance to the Company's objectives, and a sensitivity to the Company's corporate responsibilities. In addition, the Governance Committee from time to time looks for individuals with specific qualifications so that the Board as a whole may maintain an appropriate mix both of experience, background, expertise and skills, and of age, gender, ethnic and racial diversity. These specific qualifications may vary from one year to another, depending upon the composition of the Board at that time.

SECURITY HOLDER RECOMMENDATIONS OF DIRECTOR CANDIDATES -- The Governance Committee will consider individuals for nomination to stand for election as directors who are recommended to it in writing by any Eaton security holder. Any security holder wishing to recommend an individual as a nominee for election at the annual meeting of shareholders to be held in 2005 should send a signed letter of recommendation, to be received before November 3, 2004, to the following address: Eaton Corporation, Eaton Center, Cleveland, Ohio 44114-2584, attention Corporate Secretary. Recommendation letters must state the reasons for the recommendation and contain the full name and address of each proposed nominee as well as a brief biographical history setting forth past and present directorships, employments, occupations and civic activities. Any such recommendation should be accompanied by a written statement from the proposed nominee consenting to be named as a candidate and, if nominated and elected, consenting to serve as a director.

DIRECTOR INDEPENDENCE -- The Board of Directors Governance Policies, a copy of which is included as Appendix B to this proxy statement, provide that all outside directors should be independent. The listing standards of the New York Stock Exchange state that no director can qualify as "independent" unless the Board of Directors affirmatively determines, and discloses in the Company's annual proxy statement, that the director has no material relationship with the Company and unless the Company discloses the basis for the Board's determination. Additional, and more stringent, standards of independence are required of Audit Committee members.

The Board of Directors has adopted certain independence criteria, which are consistent with the New York Stock Exchange requirements, for the purpose of determining each director's independence. A copy of these criteria is included as Appendix C to this proxy statement. Since director independence includes consideration of the nature and amount of compensation paid by the Company to its directors, the Board has adopted a policy to determine when a director is deemed to have received "compensation" in connection with use of Company planes. A copy of this policy is also included in Appendix C. The Board of Directors and its Governance Committee have applied these independence criteria and the policy on plane usage in assessing the independence of each member of the Board.

The Board of Directors has affirmatively determined that none of the members of the Board except for Mr. Cutler has a material relationship with the Company, that each director except Mr. Cutler qualifies as independent under the Board's independence criteria and the New York Stock Exchange criteria, and that each member of the Audit Committee meets the additional standards of independence required of them under both sets of criteria.

BOARD COMMITTEES -- The Board of Directors has the following standing committees: Audit, Compensation and Organization, Executive, Finance, and Governance.

Audit Committee. The function of the Audit Committee includes assisting the Board in overseeing the integrity of the Company's financial statements and its systems of internal accounting and financial controls; the independence, qualifications and performance of the Company's independent auditor; the performance of the internal auditors; and the Company's compliance with legal and regulatory requirements. The Audit Committee exercises sole authority to appoint, terminate and compensate the independent auditor; pre-approves all auditing services and permitted non-audit services to be performed for the Company by the independent auditor; reviews the annual audited financial statements with management and the independent auditors before publication, including major issues regarding accounting and auditing principles and practices, and the adequacy of internal controls, and recommends to the Board the inclusion of the financial statements in the annual report on Form 10-K; reviews analyses of significant financial reporting issues and judgments made in connection with the preparation of the Company's annual financial statements; reviews material changes to auditing and accounting principles and practices; reviews legal matters that may have a material impact on the Company's financial statements; meets with management to review the Company's material financial risk exposures and the steps taken to monitor and control them; reviews the report of the Director -- Audits on internal controls and internal audit results; at least annually obtains written statements from the independent auditor delineating all relationships between the independent auditor and the Company and discusses these statements with the auditor; considers the compatibility of the auditor's non-audit services with the auditor's independence and satisfies itself of the independence of the auditor; at least annually obtains and reviews a report by the independent auditor describing the independent auditor's internal quality control procedures, any material issues raised by the most recent internal quality control review, or any governmental or professional inquiry during the last five years regarding one or more independent audits carried out by the independent auditor, and any steps taken to deal with such issues; evaluates the performance of the independent auditor and its lead partner; sets clear hiring policies for employees or former employees of the independent auditor that comply with the Sarbanes-Oxley Act of 2002 and the New York Stock Exchange listing standards; reviews the appointment and any replacement of the Company's Director-Audits; meets with the Director-Audits and independent auditor prior to the annual audit to review the scope, planning and staffing of the audit; discusses with the independent auditor matters relating to the Company's annual audit and quarterly reviews, including the independent auditor's judgment about the quality of the Company's accounting principles applied in its financial reporting; reviews with the independent auditor any problems or difficulties encountered by the auditor in the annual audit; reviews with management and the independent auditor the Company's quarterly financial statements prior to the filing of each Form 10-Q report; reviews and discusses quarterly reports by the independent auditor regarding all critical accounting policies and practices, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management and the treatment preferred by the independent auditor, and other material written communications between the independent auditor and the Company's management; reviews disclosures by the chief executive officer and chief financial officer during their certification process for Form 10-K and 10-Q reports in regard to significant deficiencies in the operation of internal controls or any fraud involving management or employees who have a significant role in the Company's internal controls; discusses the types of information to be disclosed in earnings guidance to analysts and others, and the type of presentation to be made to rating agencies; meets regularly with the Company's chief financial officer, Director-Audits, and independent auditor in separate executive sessions; prepares the Committee's report to be included in the Company's annual proxy statement; assures that performance evaluations of the Audit Committee are conducted annually and establishes procedures for the proper handling of complaints concerning accounting or auditing matters. The Audit Committee held nine meetings in 2003. Present members are Ms. McCoy and Messrs. Miller, Patel and Pelson.

Compensation and Organization Committee. The functions of the Compensation and Organization Committee include reviewing proposed organization or responsibility changes at the officer level; evaluating the performance of the Chief Executive Officer and reviewing the performance evaluations of the other elected officers; reviewing succession planning for key officer positions; and recommending the individual to assume the position of Chief Executive Officer if that position becomes vacant due to unforeseen circumstances. The Committee is also responsible for determining the salary of each elected officer of the Company, subject to discussion by the Board and endorsement by the independent directors, reviewing awards to elected officers under the Executive Incentive Compensation Plan and the aggregate amount of awards under the Plan, adjusting that amount as appropriate within the terms of the Plan, establishing and subsequently determining the attainment of performance objectives under the Company's long-term incentive compensation plans, annually reviewing awards to elected officers under the Company's long-term incentive compensation plans, administering stock option plans and reviewing compensation practices as they relate to key employees to confirm that those plans remain equitable and competitive, as well as reviewing significant new employee benefit plans or significant changes in such plans or changes with a disproportionate effect on the Company's officers or primarily benefiting key employees, and preparing an annual report for the Company's proxy statement regarding executive compensation. The Compensation and Organization Committee held six meetings in 2003. Present members are Messrs. Critelli, Green, Lautenbach, Page and Tooker.

Executive Committee. The functions of the Executive Committee include all of the functions of the Board of Directors other than the filling of vacancies in the Board of Directors or in any of its committees. The Executive Committee acts upon matters requiring Board action during the intervals between Board meetings. The Executive Committee met once in 2003. Mr. Cutler is a member of the Committee for the full twelve-month term, and each of the non-employee directors serves a four-month term.

Finance Committee. The functions of the Finance Committee include the periodic review of the Company's financial condition and the recommendation of financial policies to the Board; analyzing Company policy regarding its debt-to-equity relationship; reviewing and making recommendations to the Board regarding the Company's dividend policy; reviewing the Company's cash flow, proposals for long- and short-term debt financing and the risk management program; meeting with and reviewing the performance of management pension committees and any other fiduciaries appointed by the Board for pension and profit-sharing retirement plans; and reviewing the key assumptions used to calculate annual pension expense. The Finance Committee held two meetings in 2003. Present members are Messrs. Lautenbach, Miller, Page, Pelson and Tooker.

Governance Committee. The responsibilities of the Governance Committee include recommending to the Board improvements in the Company's corporate governance processes and any changes in the Board Governance Policies, advising the Board on changes in the size and composition of the Board, making recommendations to the Board regarding the structure and responsibilities of Board committees, and annually submitting to the Board candidates for members and chairs of each standing committee. The Governance Committee, in consultation with the Chief Executive Officer, identifies and recommends to the Board candidates for Board membership, reviews the nomination of directors for re-election, oversees the orientation of new directors and the ongoing education of the Board, recommends to the Board compensation of non-employee directors, administers the Board's policy on director retirements and resignations, administers the directors' stock ownership guidelines, and recommends to the Board guidelines and procedures to be used by the directors to evaluate the Board's performance. The responsibilities of the Governance Committee also include providing oversight regarding significant public policy issues with respect to the Company's relationships with shareholders, employees, customers, competitors, suppliers and the communities in which the Company operates, including such areas as ethics compliance, environmental, health and safety issues, diversity and equal employment opportunity, community relations, government relations, charitable contributions, shareholder and investor relations and the Eaton Philosophy -- Excellence through People. The Governance Committee held four meetings in 2003. Present members are Ms. McCoy and Messrs. Critelli, Green, Miller and Patel.

COMMITTEE CHARTERS AND POLICIES -- The Board of Directors revised the charters of the Audit Committee and the Compensation and Organization Committee most recently in October, 2003, the charter of the Finance Committee in January, 2004, and the charter of the Governance Committee in February, 2004. The charter of the Governance Committee is attached to this proxy statement as Appendix A, the charter of the Audit Committee is attached as Appendix D, the charter of the Compensation and Organization Committee is attached as Appendix E and the charter of the Finance Committee is attached as Appendix F.

Formal policies relating to corporate governance matters have been adopted by several Board Committees, or by the Board itself upon the Committees' recommendation. Summaries of these policies are included in Appendices A and D.

The Board of Directors held ten meetings in 2003. All directors attended at least 75% of the meetings of the Board and its committees. The average rate of attendance for all directors was 98%.
AUDIT COMMITTEE REPORT -- The Audit Committee of the Board of Directors is responsible to assist the Board in overseeing (1) the integrity of the Company's financial statements and its systems of internal accounting and financial controls, (2) the independence, qualifications and performance of the Company's independent auditor, (3) the performance of the Company's internal auditors and
(4) the Company's compliance with legal and regulatory requirements. The Committee's specific responsibilities, as described in its charter, include the sole authority to appoint, terminate and compensate the Company's independent auditors, and to pre-approve all audit services and other services to be provided to the Company by the independent auditor. The Committee is comprised of four directors, all of whom are independent under the Sarbanes-Oxley Act of 2002 and the listing standards of the New York Stock Exchange.

The Board of Directors amended the Committee's charter most recently on October 22, 2003. A copy of the charter is attached as Appendix D to this Proxy Statement.

In carrying out its responsibilities, the Audit Committee has reviewed, and has discussed with the Company's management, the Company's 2003 audited financial statements.

The Committee has discussed with Ernst & Young LLP, the Company's independent auditors, the matters required to be discussed by generally accepted auditing standards.

The Committee has also received the written disclosures from Ernst & Young regarding their independence from the Company that are required by Independence Standards Board Standard No. 1, has discussed with Ernst & Young their independence and has considered the compatibility of their services, other than their audit services, with their independence.

For 2002 and 2003, Ernst & Young's fees for various types of services to the Company were as shown below:

                              2003           2002
                          ------------   ------------
Audit Fees..............  $7.3 million   $6.1 million
Audit-Related Fees......   1.3 million    1.7 million
  Includes employee
  benefit plan audits,
  and business
  acquisitions and
  divestitures
Tax Fees................   5.4 million    6.3 million
  Tax compliance
  services                 3.5 million    3.1 million
 Tax advisory services     1.9 million    3.2 million
All Other Fees..........   0.1 million            -0-
  Includes expatriate
  administrative
  services

The Audit Committee did not approve any of the services shown in the above four categories through the use of the "de minimis" exception permitted by SEC rules.

The Audit Committee has adopted the following procedure for pre-approving audit services and other services to be provided by the Company's independent auditors: specific services are pre-approved from time to time by the Committee or by the Committee Chairman on its behalf. As to any services approved by the Committee Chairman, the approval is made in writing and is reported to the Committee at the following meeting of the Committee.

Based upon the Committee's reviews and discussions referred to above, and in reliance upon them, the Committee has recommended to the Board of Directors that the Company's audited financial statements for 2003 be included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, and the Board has approved their inclusion.

Respectfully submitted to the Company's shareholders by the Audit Committee of the Board of Directors.

Victor A. Pelson, Chairman
Deborah L. McCoy
John R. Miller
Kiran M. Patel

COMPENSATION OF DIRECTORS -- Employee directors are not compensated for their services as directors. Non-employee directors receive an annual retainer of $60,000. The Chairman of the Finance Committee receives an annual retainer of $5,000; the Chairman of the Compensation and Organization Committee and the Chairman of the Governance Committee each receives an annual retainer of $7,500; and the Chairman of the Audit Committee receives an annual retainer of $10,000. Non-employee directors also receive a fee of $2,000 for each Board meeting attended and for attendance at any special presentation on non-Board meeting days, and a fee of $2,000 for each Board committee and shareholder meeting attended.

Non-employee directors first elected before 1996 may defer payment of their annual fees not to exceed $30,000 at a rate of interest specified in their deferred compensation agreements. The rate of interest is based upon the number of years until a director's normal retirement date and, in general, is higher than prevailing market rates. All non-employee directors may defer payment of their fees at a rate of return which varies, depending on whether the director defers the fees as retirement compensation or as short-term compensation. At least 50% of retirement compensation, or any greater portion which the director elects, is converted to share units and earns share price appreciation and dividend equivalents. The balance of retirement compensation earns 10-year Treasury note returns plus 300 basis points. Short-term compensation earns 13-week Treasury bill returns. These arrangements provide for accelerated lump sum or installment payments upon a failure by the Company to pay or termination of service in the context of a change in control of the Company.

Under the Company's Stock Plans, as approved by the shareholders, each person who on April 22, 1998 or thereafter becomes a non-employee director automatically is granted a stock option for 10,000 shares upon the date of his or her election. So long as each non-employee director continues to serve in that capacity, beginning in the year after the director receives his or her initial grant, he or she is automatically granted an option for a number of shares equal to the quotient resulting from dividing (i) four times the annual retainer for each non-employee director in effect on the granting date, by (ii) the closing price of an Eaton common share on the New York Stock Exchange Composite Transactions on the last business day immediately preceding the granting date. The granting date is the Tuesday immediately before the fourth Wednesday of each January.

Upon leaving the Board, non-employee directors who were first elected prior to 1996 are eligible to receive an annual benefit, as described below. For Board service of at least five years, eligible directors receive an annual benefit equal to the annual retainer in effect at the time the directors leave the Board. Eligible directors having fewer than five years but more than one year of Board service at the time of their Board retirement receive a proportionately reduced annual benefit. The annual benefit is paid for the lesser of ten years or life. The present value of payments under this plan will be paid in a lump sum upon a "proposed change in control" of the Company, unless otherwise determined by a committee of the Board. Directors who are first elected in 1996 or later are not eligible to receive the annual benefit.

BOARD OF DIRECTORS GOVERNANCE POLICIES -- The Board of Directors revised the Board of Directors Governance Policies most recently in February, 2004, as recommended by the Governance Committee of the Board. The revised Governance Policies are attached as Appendix B to this proxy statement.

EXECUTIVE SESSIONS OF THE OUTSIDE DIRECTORS -- The policy of the Board of Directors is that the outside directors meet in Executive Session at each regular Board meeting, without the Chairman and Chief Executive Officer or other members of management present, to discuss whatever topics they may deem appropriate. The outside directors who chair the Audit Committee, Compensation and Organization Committee, Finance Committee and Governance Committee chair the Executive Sessions on a rotating basis. Shown below are the months when Board meetings are held and the outside director who chairs each Executive Session:

January    --  Chairman of the Audit
               Committee
February   --  Chairman of the Compensation
               and Organization Committee
April      --  Chairman of the Governance
               Committee
July       --  Chairman of the Finance
               Committee
September  --  Chairman of the Audit
               Committee
October    --  Chairman of the Compensation
               and Organization Committee

The policy of the Board of Directors is that at least one such Executive Session is held every year attended only by directors who meet the independence criteria of the Board of Directors and of the New York Stock Exchange. At the present time, all outside directors meet these criteria.

At each meeting of the Audit, Compensation and Organization, Finance and Governance Committees, an Executive Session is held at which only the Committee members (all of whom qualify as independent) are in attendance, without any members of the Company's management present, to discuss whatever topics they may deem appropriate.

SECURITY HOLDER COMMUNICATIONS TO THE BOARD -- The Company's Board of Directors provides the following process for security holders to send communications to the Board:

Security holders may send such communications by mail or courier delivery addressed as follows:

  Mr. Earl R. Franklin
  Vice President and Secretary
  Eaton Corporation
  Eaton Center
  1111 Superior Avenue
  Cleveland, Ohio 44114-2584

In general, the Vice President and Secretary forwards all such communications to the Chairman of the Governance Committee. The Committee Chairman in turn determines whether the communications should be forwarded to other members of the Board and, if so, forwards them accordingly. However, for communications addressed to a particular member of the Board or the Chairman of a particular Board Committee, the Vice President and Secretary forwards those communications directly to the Board member in question.

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS -- The policy of the Company's Board of Directors is that all directors should attend Annual Meetings and are compensated for their attendance. At the Company's 2003 Annual Meeting, held April 23, 2003, all nine members of the Board were in attendance.

CODE OF ETHICS -- In July, 2003, the Board of Directors approved a new Code of Ethics for the Company, replacing its former Statement on Ethical Business Conduct. The Company has provided training globally for all employees on the new Code of Ethics. Eaton requires that all directors, officers and employees of Eaton, its subsidiaries and affiliates abide by the new Code of Ethics, which is attached as Appendix G to this proxy statement.

EXECUTIVE COMPENSATION -- The following table summarizes the total compensation of the Chairman and Chief Executive Officer of Eaton and the four other most highly compensated executive officers for fiscal year 2003. The table also summarizes compensation of the named executive officers for fiscal years 2002 and 2001. The number of shares shown in the table has been adjusted to reflect the two-for-one stock split in the form of a stock dividend distributed on February 23, 2004, to shareholders of record on February 9, 2004.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                                                           ----------------------------------
                                                                                  AWARDS            PAYOUTS
                                                                           ---------------------   ----------
                                                                           RESTRICTED    STOCK
                                 ANNUAL COMPENSATION        OTHER ANNUAL     STOCK      OPTIONS    LONG-TERM     ALL OTHER
                             ----------------------------   COMPENSATION    AWARD(S)    (SHARES)   INCENTIVE    COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR    SALARY      BONUS          (1)           (2)         (3)       PAYOUTS         (4)
----------------------------------------------------------------------------------------------------------------------------

A. M. Cutler                 2003   $950,004   $1,504,807     $93,678       $931,665    242,000    $1,826,607     $36,872
  Chairman,                  2002    950,004    1,745,633      87,245        944,790    224,000       918,496      31,497
  Chief Executive Officer    2001    941,670      654,588      14,923        699,100    180,000       317,771      25,579
  and President

C. Arnold                    2003   $411,750   $  445,372     $     0       $175,125     44,000    $  602,763     $22,858
  Senior Vice President      2002    399,125      456,934           0        204,500     44,000       326,552      22,464
  and Group Executive --     2001    384,375      135,780           0        174,775     40,200       126,911      12,099
  Fluid Power

S. M. Buente                 2003   $413,362   $  408,885     $   273       $175,125     44,000    $  619,212     $47,756
  Senior Vice President      2002    393,517      486,816           0        204,500     44,000       294,535      11,177
  and Group Executive --     2001    359,374      156,282           0        174,775     40,200       132,548      18,297
  Automotive

R. W. Carson                 2003   $437,588   $  452,125     $25,312       $175,125     44,000    $  602,763     $26,992
  Senior Vice President      2002    418,614      515,456       1,054        204,500     44,000       363,468      28,576
  and Group Executive --     2001    420,121      148,405           0        174,775     40,200       132,715      20,474
  Electrical

R. H. Fearon                 2003   $439,184   $  476,110     $     0       $175,125     44,000    $  407,289     $25,685
  Executive Vice             2002    301,045      507,616           0        422,900     44,000        73,909      17,227
  President --
  Chief Financial and        2001          0            0           0              0          0             0           0
  Planning Officer
----------------------------------------------------------------------------------------------------------------------------

(1) Reported in this column is annual compensation representing (i) amounts reimbursed by the Company for the payment of income taxes on certain executive perquisites and (ii) $77,732 in executive perquisites received by Mr. Cutler in 2003, including $50,616 which represents the incremental cost for personal use of company-owned aircraft. Due to concerns for his personal security, the Board of Directors has directed Mr. Cutler to use the company-owned aircraft for his and his family's personal travel.

(2) At year-end 2003 the number and value of unvested restricted shares held by each of the named executive officers were as follows: A. M. Cutler, 57,080, $3,081,749; R. W. Carson, 12,000, $647,880; S. M. Buente, 12,000, $647,880;
    C. Arnold, 78,446, $4,235,300; and R. H. Fearon, 13,000, $701,870. Value is
    calculated by multiplying the closing price of an Eaton share on that date by the number of restricted shares. The restricted share awards shown in the table vest over four-year periods. Dividends are paid to the executives with respect to the unvested restricted shares they hold at the same rate and time as dividends are paid on outstanding Company shares generally.

(3) For a number of years, grants have been determined by dividing (i) the median long-term incentive compensation values paid by similar companies, as reported in the most recent compensation surveys, by (ii) the product of the average Black-Scholes (or comparable model) percentage ascribed to the Company's most recent stock option grant by national compensation consulting firms, and the then most recent five-year average Eaton common share price. This procedure reduces variability resulting from short-term stock price fluctuations.

(4) All Other Compensation contains several components. Beginning in 2002, the Eaton Savings Plan permits an employee to contribute from 1% to 5% of his or her salary to the matching portion of the plan. Eaton makes a matching contribution which equals $1.00 for each dollar contributed by the participating employee with respect to the first 3% of his or her salary contributed to the plan and $.50 for each dollar contributed by the participating employee with respect to the next 2% of his or her salary contributed to the plan. Prior to 2002, Company matching contributions ranged between $.25 and $1.00 for each dollar contributed by the participating employee, up to 6% of his or her salary, as determined under a formula based on Eaton's quarterly earnings per share. The amounts the Company contributed during 2003 for the named executive officers were as follows: C. Arnold, $6,641; S. M. Buente, $8,000; A. M. Cutler, $8,000; R.
    W. Carson, $8,000; and R. H. Fearon, $8,000. The Company maintains plans pursuant to which incentive compensation may be deferred. Earnings on such deferrals, which are above rates established by the Internal Revenue Service, are disclosed in this table. Those earnings during 2003 for each of the named executive officers were as follows: C. Arnold, $0; S. M. Buente, $0; A. M. Cutler, $2,647; R. W. Carson, $0; and R. H. Fearon, $0. Under a Company program, each executive officer may acquire and maintain an automobile at Company expense. For each of the named executive officers for 2003 the approximate cost to the Company under this program was as follows:
    C. Arnold, $13,555; S. M. Buente, $36,000 (paid in 2003 covering both 2002 and 2003); A. M. Cutler, $17,606; R. W. Carson, $13,311; and R. H. Fearon,
    $14,485. The Company provides certain executives, including the named executive officers, with the opportunity to acquire individual whole-life insurance. The annual premium paid by the Company during 2003 for each of the named executive officers was as follows: C. Arnold, $2,662; S. M. Buente, $3,756; A. M. Cutler, $8,619; R. W. Carson, $5,681; and R. H.
    Fearon, $3,200. Each executive officer is responsible for paying individual income taxes due with respect to the Company's automobile and insurance programs.

EQUITY COMPENSATION PLANS -- The following table summarizes information, as of December 31, 2003, relating to equity compensation plans of the Company pursuant to which grants of options, restricted stock, deferred compensation units or other rights to acquire company common shares may be awarded from time to time. The number of shares under these plans has been adjusted to reflect the two-for-one stock split in the form of a stock dividend distributed on February 23, 2004, to shareholders of record on February 9, 2004.

                                                        (A)                 (B)                  (C)
                                                                                              NUMBER OF
                                                                                              SECURITIES
                                                     NUMBER OF           WEIGHTED-       REMAINING AVAILABLE
                                                 SECURITIES TO BE         AVERAGE        FOR FUTURE ISSUANCE
                                                    ISSUED UPON      EXERCISE PRICE OF       UNDER EQUITY
                                                    EXERCISE OF         OUTSTANDING          COMPENSATION
                                                    OUTSTANDING          OPTIONS,          PLANS (EXCLUDING
                                                 OPTIONS, WARRANTS     WARRANTS AND      SECURITIES REFLECTED
PLAN CATEGORY                                       AND RIGHTS            RIGHTS            IN COLUMN (A))
-------------                                    -----------------   -----------------   --------------------
Equity compensation plans approved by security
  holders (1)..................................      17,554,168(3)       $  33.22(5)          4,169,702
Equity compensation plans not approved by
  security holders (2).........................       1,599,458(4)            N/A             (2)
                                                   ------------          --------             ---------
  TOTAL........................................      19,153,626          $  33.22(5)          4,169,702
                                                   ============          ========             =========

---------------

(1) These plans are the Company's 2002 Stock Plan, 1998 Stock Plan, 1995 Stock Plan, 1991 Stock Option Plan, and the Incentive Compensation Deferral Plan (amended and restated as of October 1, 1997).

(2) The 1996 Non-Employee Director Fee Deferral Plan and the Deferred Incentive Compensation Plan (amended and restated as of March 31, 2000) are not considered to be "equity compensation plans" which require shareholder approval under the rules of the New York Stock Exchange. Under the 1996 Non-Employee Director Fee Deferral Plan, all non-employee directors may defer payment of their fees at a rate of return which varies, depending on whether the director defers the fees as retirement compensation or as short-term compensation. At least 50% of retirement compensation, or any greater portion which the director elects, is converted to Company share units and earns Company share price appreciation and dividend equivalents. The balance of retirement compensation earns 10-year U.S. Treasury note returns plus 300 basis points. Short-term compensation earns 13-week U.S. Treasury bill returns. These arrangements provide for accelerated lump sum or installment payments upon a failure by the Company to pay or termination of service in the context of a change in control of the Company. After retirement or other termination of services as a director, the Governance Committee determines whether fees deferred are to be paid in a lump sum or periodic installments and whether the amounts converted to Company share units are to be paid in cash or Company common shares. Under the Deferred Incentive Compensation Plan, participants, including officers and other eligible executives, may elect to defer receipt of their annual incentive compensation award as either short-term deferrals (5 years) or retirement compensation. Amounts deferred until retirement earn the greater of Company share price appreciation plus dividend equivalents or 13-week U.S. Treasury bill returns. Short-term deferrals earn 13-week U.S. Treasury bill returns. Amounts deferred as retirement compensation which are converted to Company share units are payable in Company common shares in such method, whether a lump sum or periodic installments, as determined by the Company's Corporate Compensation Committee which is comprised of Company officers. Participants may defer the full amount of eligible cash compensation under these Plans. To the extent that cash compensation is deferred pursuant to these Plans, or pursuant to the Incentive Compensation Deferral Plan, the Company may be able to preserve the deductibility of the compensation under Section 162(m) of the Internal Revenue Code. However, in some circumstances cash compensation paid to executive officers is not deductible by the Company.

(3) Includes an aggregate of 258,714 restricted shares, 3,916,868 of performance-based stock options and 352,158 shares underlying stock units, payable on a one-for-one basis, credited to stock unit accounts as of December 31, 2003 under the Incentive Compensation Deferral Plan (amended and restated as of October 1, 1997).

(4) Represents shares underlying stock units, payable on a one-for-one basis, credited to stock unit accounts as of December 31, 2003 under the 1996 Non-Employee Director Fee Deferral Plan and the Deferred Incentive Compensation Plan (amended and restated as of March 31, 2000).

(5) Weighted average exercise price of outstanding stock options; excludes restricted stock and deferred compensation share units.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END VALUES -- The following table provides information concerning the exercise of stock options during fiscal year 2003 and the value of unexercised stock options at the end of fiscal year 2003 with respect to the named executive officers. The number of shares in these options has been adjusted to reflect the two-for-one stock split in the form of a stock dividend distributed on February 23, 2004 to shareholders of record as of the close of business on February 9, 2004.

                                                                                    TOTAL VALUE OF
                                                      TOTAL NUMBER OF                UNEXERCISED,
                                                    UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                       SHARES                             HELD AT                       HELD AT
                     ACQUIRED ON                      FISCAL YEAR END               FISCAL YEAR END
                      EXERCISE       VALUE      ---------------------------   ---------------------------
       NAME              (#)        REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
---------------------------------------------------------------------------------------------------------

A. M. Cutler           117,848     $2,840,388     853,726        740,218      $18,931,855    $13,659,644
C. Arnold                    0              0      41,052         87,148          652,139      1,470,051
S. M. Buente            32,974        792,112     163,024        134,892        3,489,619      2,471,738
R. W. Carson            46,672        827,084     250,160         87,148        4,714,409      1,470,051
R. H. Fearon                 0              0      14,520         73,480          168,505      1,185,595
---------------------------------------------------------------------------------------------------------

OPTION GRANTS -- The following table provides information concerning grants of stock options made during fiscal year 2003 to each of the named executive officers. For a number of years, the Company has established its annual guidelines for stock option grants by referencing the average percentage Black-Scholes values (or comparable market pricing models) ascribed to the Company's most recent actual stock option grant by the same nationally known compensation consulting firms used for annual market analysis and applying this average percentage to the then most recent five-year average price for an Eaton common share. The resulting dollar value is then divided into the median long-term incentive compensation values as reported in the most recent surveys to establish the recommended median grant sizes for the next stock option grant cycle. This process was established to provide a more stable basis for making annual stock option grants with less year-to-year variability in overall grant sizes and share usage, particularly taking into account the historic variability of the Company's stock price. The number of shares in these grants and the option prices have been adjusted to reflect the two-for-one stock split in the form of a stock dividend distributed on February 23, 2004 to shareholders of record as of the close of business on February 9, 2004. No stock appreciation rights were granted during fiscal year 2003.

                                      INDIVIDUAL GRANTS
                       ------------------------------------------------
                                     PERCENT OF
                                       TOTAL
                        NUMBER OF     OPTIONS                             POTENTIAL REALIZABLE VALUE AT ASSUMED
                       SECURITIES    GRANTED TO                                ANNUAL RATES OF STOCK PRICE
                       UNDERLYING    EMPLOYEES    EXERCISE                    APPRECIATION FOR OPTION TERM
                         OPTIONS     IN FISCAL    OR BASE    EXPIRATION   -------------------------------------
        NAME           GRANTED (#)    YEAR(1)      PRICE        DATE      0%          5%              10%
---------------------------------------------------------------------------------------------------------------

A. M. Cutler             242,000        9.41%      $34.65    2/25/2013    $0    $    5,282,739   $   13,332,627
C. Arnold                 44,000        1.71%       34.65    2/25/2013     0           960,498        2,424,114
S. M. Buente              44,000        1.71%       34.65    2/25/2013     0           960,498        2,424,114
R. W. Carson              44,000        1.71%       34.65    2/25/2013     0           960,498        2,424,114
R. H. Fearon              44,000        1.71%       34.65    2/25/2013     0           960,498        2,424,114
All Shareholders(2)                                                        0     3,360,788,701    8,481,990,531
---------------------------------------------------------------------------------------------------------------

(1) Based on a total of 2,570,428 options granted to all employees. As granted, one-third of the options become exercisable upon each of the first, second and third anniversary of the date of grant.

(2) At the assumed annual rates of stock price appreciation of 0%, 5% and 10%, at a base price of $34.65, the value of all 153,956,284 shares outstanding on January 31, 2004, would increase by the amounts shown. There can be no assurance that the market price of Eaton shares will increase in the future.

--------------------------------------------------------------------------------

LONG-TERM INCENTIVE PLAN AWARDS -- The following table provides information regarding long-term incentive plan awards made during fiscal year 2003 to each of the named executive officers. The number of share units in these awards and the value of the share units have been adjusted to reflect the two-for-one stock split in the form of a stock dividend distributed on February 23, 2004 to shareholders of record as of the close of business on February 9, 2004.

                                            PERFORMANCE    ESTIMATED FUTURE PAYOUTS UNDER NON-STOCK
                             NUMBER OF        OR OTHER                PRICE BASED PLANS
                              SHARES,       PERIOD UNTIL   ----------------------------------------
                             UNITS OR        MATURATION      THRESHOLD       TARGET       MAXIMUM
          NAME            OTHER RIGHTS(1)    OR PAYOUT       (SHARES)       (SHARES)     (SHARES)
---------------------------------------------------------------------------------------------------
A. M. Cutler                  47,900          4 years          23,950        47,900        95,800
C. Arnold                     11,000          4 years           5,500        11,000        22,000
S. M. Buente                  11,000          4 years           5,500        11,000        22,000
R. W. Carson                  11,000          4 years           5,500        11,000        22,000
R. H. Fearon                  13,300          4 years           6,650        13,300        26,600
---------------------------------------------------------------------------------------------------

(1) These units were awarded during 2003 under the Company's long-term incentive plan at a target price per unit of $37.64. The actual, final value of the units will be determined after the completion of the four-year award period based upon the achievement of corporate and individual performance goals. The corporate goals relate to cash flow return on gross capital and growth in earnings per Company common share. Payouts are made in cash, unless the executive has elected to defer receipt of the payment under the Company's long-term deferral plan.

STOCK OWNERSHIP GUIDELINES -- The Company maintains stock ownership guidelines for senior executives for the purpose of aligning their motivations with the interests of the Company's owners and assuring that the individuals principally responsible for the Company's stewardship and growth have a significant personal stake in its progress.

The guidelines call for executives to reach the following levels of Eaton stock ownership over a five-year period:

Chief Executive
  Officer                3-5 times base salary
Other officers           2-4 times base salary
General managers and
  key staff managers     1 times base salary

For purposes of achieving these guideline levels, the following shares are included: Eaton shares owned outright by the executive, Eaton share units credited to the executive's Eaton Savings Plan account, and Eaton share units credited to the executive's deferred compensation accounts. All of the officers named in the Summary Compensation Table on page 15 are in compliance with these stock ownership guidelines.

COMPENSATION AND ORGANIZATION COMMITTEE REPORT -- The Committee, consisting of five independent non-employee directors, met six times in 2003. The Committee has adopted a comprehensive formal executive compensation philosophy that has been discussed with the Board of Directors. This philosophy statement is consistent with the Company's long-standing belief that executive compensation must to a large extent be at risk, in the sense of being dependent on achieving rigorous Company, business unit and individual performance objectives that are designed to enhance shareholder value. It is also Committee policy that executive compensation must be competitive in the employment marketplace in order to allow the Company to attract, motivate and retain highly qualified executives, and that executive compensation must fairly reflect, in the judgment of the Committee, accomplishments and responsibilities within the Company.

The administration of the Company's executive compensation is consistent with these basic tenets. This is confirmed by periodic comprehensive studies of Company and industry practices conducted with the assistance of a nationally recognized consulting firm retained by the Committee. The most recent such study was completed in 2003 and, following Committee review and discussions, the results of the study were summarized and presented to the Board of Directors. The consultant's study concluded that Eaton's executive compensation programs and the Committee processes meet all of the firm's recommended audit standards. The report also noted that, with few exceptions, the Company's executive total compensation programs met in whole or in part the consulting firm's current best practice evaluation criteria. The Committee also commissioned a separate detailed consulting study of evolving market practices with respect to long-term incentive compensation plans with a special focus on stock-based programs and this work confirmed that the Company's practices have been consistently applied for a number of years and continue to be solidly in the mainstream of competitive practice.

Seventy-three percent of the 2003 aggregate cash compensation of the executive officers named in the compensation table was based directly on specific financial performance objectives. For 2003, the Committee targeted base salaries at approximately the median range of compensation paid by similar companies included in the survey databases of several nationally recognized compensation-consulting firms. The Committee also established short-term and long-term incentive opportunities and stock option grants at approximately the median range, with provisions for larger payments if the Company achieves superior performance and for smaller payments if the Company does not achieve target performance.

Salary -- In setting executive salaries, the Committee uses input from outside sources as noted above and management recommendations for individual adjustments. In judging performance, the Committee typically considers performance against annual plans, accomplishment of other objectives and the financial results of similar companies. The Committee also normally considers factors such as initiative and leadership, as well as time in position, experience, knowledge and level of competitive compensation in the marketplace. Consistently effective individual performance is a threshold requirement for any salary increase. The Committee considers these same factors when adjusting the base salary of the Company's Chairman and Chief Executive Officer. In consideration of the continuing challenging business environment, the Chairman and Chief Executive Officer again requested that he not receive a 2003 base salary increase. For the same reason, Mr. Cutler requested only moderate base salary adjustments for certain elected officers. Following a review and discussion of these proposals, the Committee approved base salary adjustments for certain elected officers as proposed by the Chairman.

Short-Term Incentives -- Annual performance awards for 2003 were based on individual target opportunities for each executive expressed as a percentage of the participant's base salary. Actual awards are determined by adjusting the target incentive opportunity based on whether the Company has achieved predetermined levels of cash flow return on gross capital employed in the business ("CFR"), earnings per share and business unit performance (for operating managers). Actual awards are also determined by individual performance ratings and Committee discretion. A philosophical cornerstone of short-term incentive compensation is the belief that CFR and earnings per share are easily understood by incentive participants, and that consistently high performance against these measures provides a good statistical correlation with sustained high stock market valuation. No incentive payments are made under the Plan unless the Company achieves the predetermined minimum levels of CFR, and no incentive payments above plan minimum level can be made unless the Company achieves the predetermined minimum level of earnings per share. Individual performance ratings take into account factors such as unanticipated challenges and opportunities, actual performance against profit plan, personal objectives, general economic conditions and the performance of other large industrial corporations. Individual ratings emphasize pay for performance, and may result in payments ranging from zero to 150% of the amount otherwise payable. The Committee may adjust the total amount available for payment under the Plan up or down by 20%, and retains the right to pay up to 20% of the normal incentive fund to recognize extraordinary contributions to the Company in a year when awards would not otherwise be payable. The Committee did not exercise this discretion with respect to the 2003 incentive awards. Executives may defer payment of their bonuses. Amounts deferred until retirement earn the greater of share price appreciation and dividend equivalents or 13-week Treasury bill returns. Amounts deferred for shorter periods earn Treasury bill returns.

Long-Term Incentives -- Long-term incentives under the Company's Executive Strategic Incentive Plan are granted annually and cover four-year performance periods. Final awards to participants under the Plan are based on the

Company's success in achieving aggressive CFR and growth in earnings per share goals and include a discretionary assessment of the participants' individual performance. Performance goals are established by the Committee at the beginning of each four-year award period based upon a review with management of the Company's past performance in comparison to that of its peer group companies and also based upon the Company's strategic objectives and annual business plans. Individual incentive targets are expressed as phantom share units, and final awards are paid in cash, instead of shares. Final phantom share unit awards are determined based upon Company and individual performance as described above. In light of the significant adverse changes in the global economy in recent years, the Committee determined in 2002 that the original performance objectives for award periods that were open (1999-2002, 2000-2003 and 2001-2004) no longer provided effective incentives. The Committee therefore approved in 2002 separate performance objectives for the remaining years of these periods. The aggregate awards with respect to both the original performance objectives and these separate objectives were capped at 100%, 125% and 150%, of the original target incentive opportunities for the periods ending 2002, 2003 and 2004, respectively. For the award period ending in 2003, the Company's performance exceeded the original performance objectives necessary to earn a minimum award, and exceeded the separate performance objectives established in 2002 necessary to earn a maximum award. Aggregate awards were capped at 125%, and were adjusted to reflect individual performance.

Executive officers may defer payment of their awards. At least 50% of any deferrals that will be paid after retirement are converted to share units and earn share price appreciation and dividend equivalents. The balance earns 10-year Treasury note returns plus 300 basis points. Short-term deferrals earn 13-week Treasury bill returns.

Tax Deduction -- Any non-deferred annual compensation of more than $1 million for the Company's Chief Executive Officer and each of its four other most highly-compensated officers is not tax deductible unless paid pursuant to formula-driven, performance-based arrangements that preclude Committee discretion to adjust compensation after the beginning of the period in which the compensation is earned. The Committee attempts to preserve deductibility by encouraging deferrals of otherwise nondeductible payments.

Equity Compensation -- Stock options align the interests of the Company's officers and other executives with those of its shareholders by having a significant component of their compensation tied directly to increases in shareholder value. For a number of years, the Company has established its annual guidelines for stock option grants by referencing the average percentage Black-Scholes values (or comparable market pricing models) ascribed to the Company's most recent actual stock option grant by the same nationally known compensation consulting firms used for annual market analysis and applying this average percentage to the then most recent five-year average price for an Eaton common share. The resulting dollar value is then divided into the median long-term incentive compensation values as reported in the most recent surveys to establish the recommended median grant sizes for the next stock option grant cycle. This process was established to provide a more stable basis for making annual stock option grants with less year-to-year variability in overall grant sizes and share usage, particularly taking into account the historic variability of the Company's stock price. All officers and key executives of the Company are expected to hold a multiple of from one to five times their base salary in Company shares depending on their level in the organization and the Committee annually reviews the progress of individual elected officers toward their ownership goals. Options have been granted annually, have an exercise price equal to the fair market value of the shares on the date of the grant, vest over a minimum of 3-years and, to further encourage a long-term perspective, have an exercise period of ten years. The Company does not reprice stock options after they have been granted and does not grant stock appreciation rights. The Committee has adopted guidelines that limit the Company's regular total stock option grants, during any five-year period, to a maximum of 10% of the Company's outstanding shares.

When circumstances warrant, the Company does make grants of restricted stock to selected elected officers or other executives. Under the 2002 Stock Plan, no more than 10% of the total number of shares authorized for delivery under the Plan may be granted as restricted shares, performance shares, stock appreciation rights or other share awards (other than stock options). In addition, no more than 5% of the total number of shares authorized for delivery under this Plan may be granted as restricted shares, performance shares, stock appreciation rights or other share-based awards (other than stock options) which vest within less than one year after the date of grant. With respect to such awards in excess of 5% of the total number of authorized shares in this Plan, the vesting period must exceed one year, with no more than one third of those shares becoming vested at the end of each of the twelve-month periods following the date of grant. While the 10% limit noted above was appropriate when the 2002 Stock Plan was submitted to the shareholders, the Committee would like to point out that the Board of Directors has requested approval at the 2004 Shareholder Meeting for a 2004 Stock Plan that would allow up to 40% of the total authorized shares for delivery under the Plan to be used for grants of restricted shares, performance shares, stock appreciation rights or other share awards (other than stock options). The Committee believes this recommended change is in line with its long-term incentive compensation strategy that was developed with the assistance of a special consultant retained by the Committee in 2003. Under this strategy, the Committee will continue to drive executive performance by using a balanced portfolio of long-term incentive compensation components but it also recognizes that the competitive environment in executive compensation may be altered during the life of the proposed 2004 Stock Plan by a number of factors including a potential ruling by the Financial Accounting Standards Board that mandates accounting for stock options. Such action would largely equalize the treatment of stock options when compared to other potential incentive and equity elements that could be used in executive incentive programs. In this environment it is important for the Committee to have greater flexibility in considering awards of other forms of long-term incentive compensation in order to create effective incentive programs that are aligned with sustained shareholder valuation creation and which meet competitive practice as it continues to evolve.

Chief Executive Officer Compensation -- The 2003 compensation for Mr. Cutler was earned pursuant to the arrangements described above.

Due to the continued challenging business environment throughout the past year, Mr. Cutler again recommended to the Committee that he not be considered for a base salary adjustment in 2003 and the Committee endorsed this suggestion. As a result, Mr. Cutler's base salary was not adjusted in 2003.

Mr. Cutler's 2003 short-term incentive payout reflected the award formula of the Company's incentive compensation plan, which was based on the Company's financial performance, as measured by CFR and earnings per share compared to the targets set by the Committee for 2003. Consistent with the Plan's design, the Committee evaluated the performance of Mr. Cutler, and his final award reflects his individual rating. In establishing that rating, the Committee took into account Mr. Cutler's leadership in expanding and driving the use of the Eaton Business System throughout the Company, achieving 2003 profit plan and earnings per share goals, strengthening the balance sheet, outgrowing end markets, continuing to implement effective cost reduction measures including those related to the integration of recent acquisitions and the implementation of the Company's initiatives in moving toward a lower capital intensity business model, successfully closing two acquisitions that increases the Eaton Electrical Group's global reach and three joint ventures that offer significant potential for growth in the electrical, Asian truck and Asian fluid power markets, continuing to support the Board of Directors in advancing corporate governance procedures that meet or exceed the letter and spirit of evolving accountability requirements, recruiting and developing an outstanding leadership team, continuing success in improving the Company's diversity profile, generating consistent improvements across the organization in the annual employee engagement survey results and effectively communicating the Company's vision as a premier diversified industrial company.

Mr. Cutler's earned payouts from the long-term incentive plans for the periods ending in 2003 were based upon the Company's CFR and cumulative earnings per share performance as described above, and upon Mr. Cutler's personal performance over that period. His grants of stock options, restricted stock and long-term incentives were based on the factors described in earlier sections of this report.

Mr. Cutler's 2003 long-term incentive plan, restricted stock and stock option grants compared appropriately with the median of long-term grants made to Chief Executive Officers as reported in the survey databases of several nationally recognized compensation consulting firms.

Respectfully submitted to the Company's shareholders by the Compensation and Organization Committee of the Board of Directors.

Gary L. Tooker, Chairman
Michael J. Critelli
Ernie Green
Ned C. Lautenbach
Gregory R. Page

COMPANY STOCK PERFORMANCE -- The following graph compares the cumulative total shareholder return for the five years ending December 31, 2003 for Eaton common shares, the S&P 1500 Industrial Machinery, and the S&P 500. These figures assume all dividends are reinvested when received, and are based on $100 invested in Eaton common stock on December 31, 1998.

                                                          EATON                      S&P 500                S&P 1500 IND MACH
                                                          -----                      -------                -----------------
1998                                                       100                         100                         100
1999                                                       105                         121                         112
2000                                                       111                         110                         105
2001                                                       130                          97                         114
2002                                                       140                          76                         106
2003                                                       198                          87                         118

RETIREMENT PLANS -- Effective January 1, 2003, employees who were then earning benefits under the "Average Final Annual Compensation" (AFAC) benefit formula under the Company's retirement plan were given the option to either: (a) continue earning benefits under the AFAC benefit formula; or (b) commence earning benefits under the Eaton Personal Pension Account (EPPA) formula. Salaried employees hired on or after January 1, 2002 automatically earn benefits under the EPPA formula upon becoming eligible for participation in the retirement plan.

AVERAGE FINAL ANNUAL COMPENSATION FORMULA -- The following table shows the annual normal retirement benefits payable to officers and other employees of the Company under the AFAC benefit formula upon retirement at age 65 at the compensation and years specified. The table assumes retirement under the standard post-retirement single life annuity option. Under the standard post-retirement surviving spouse option, the participant receives a reduced pension, and a pension equal to 50% of the reduced pension is payable to his or her surviving spouse. The benefit for an employee electing that option whose spouse is three years younger would be approximately 11% less than the amounts shown in the table.

            PENSION PLAN TABLE -- AVERAGE FINAL ANNUAL COMPENSATION

                        ANNUAL NORMAL RETIREMENT BENEFITS PURSUANT TO STANDARD
AVERAGE FINAL     SINGLE LIFE ANNUITY OPTION FOR YEARS OF CREDITED SERVICE INDICATED
   ANNUAL       -----------------------------------------------------------------------
COMPENSATION    15 YEARS    20 YEARS    25 YEARS    30 YEARS     35 YEARS     40 YEARS
=======================================================================================
    500,000      109,542     146,056     182,570     219,083      255,597      292,111
    600,000      132,042     176,056     220,070     264,083      308,097      352,111
    700,000      154,542     206,056     257,570     309,083      360,597      412,111
    800,000      177,042     236,056     295,070     354,083      413,097      472,111
    900,000      199,542     266,056     332,570     399,083      465,597      532,111
  1,000,000      222,042     296,056     370,070     444,083      518,097      592,111
  1,100,000      244,542     326,056     407,570     489,083      570,597      652,111
  1,200,000      267,042     356,056     445,070     534,083      623,097      712,111
  1,300,000      289,542     386,056     482,570     579,083      675,597      772,111
  1,400,000      312,042     416,056     520,070     624,083      728,097      832,111
  1,500,000      334,542     446,056     557,570     669,083      780,597      892,111
  1,600,000      357,042     476,056     595,070     714,083      833,097      952,111
  1,700,000      379,542     506,056     632,570     759,083      885,597    1,012,111
  1,800,000      402,042     536,056     670,070     804,083      938,097    1,072,111
  1,900,000      424,542     566,056     707,570     849,083      990,597    1,132,111
  2,000,000      447,042     596,056     745,070     894,083    1,043,097    1,192,111
  2,100,000      469,542     626,056     782,570     939,083    1,095,597    1,252,111

The information contained in the preceding table is based on the assumption that the AFAC formula in the retirement plan will be continued in its present form.

Under the AFAC benefit formula, annual normal retirement benefits are computed at the rate of 1% of average final annual compensation up to the applicable Social Security integration level ($39,444 for 2003 retirements) plus 1 1/2% of average final annual compensation in excess of the Social Security integration level, multiplied by the employee's years of credited service.

An employee's average final annual compensation is the average annual amount of his or her total compensation (which includes salary and bonus as so identified in the Summary Compensation Table on page 15) for service during the five consecutive years within the last ten years of employment for which the employee's total compensation was greatest. Years of credited service means the number of years of employment between age 21 and retirement, with a maximum of 44 years. As of January 31, 2004, the number of years of credited service for the following individuals, who are named in the Summary Compensation Table on page 15 and who - effective January 1, 2003 -- elected to continue to earn benefits under the AFAC benefit formula, was as follows: A. M. Cutler, 28.4; C. Arnold, 3.3; R. W. Carson, 5.0; and S. M. Buente, 27.3.

EATON PERSONAL PENSION ACCOUNT FORMULA -- Under this benefit formula, a participant's single sum retirement benefit is accumulated throughout his or her career with the Company. This single sum amount is represented as a nominal account balance that is regularly credited with a percentage of his or her total compensation (which includes salary and bonus as so identified in the Summary Compensation Table on page 15) as well as with interest at a specified rate. The percentage of total compensation credited to the participant's nominal account balance varies over his or her career based on the sum of the participant's age and service with the Company. For the period when that sum is less than 50, 5.0% of compensation is credited, for the period when the sum is between 50 and 59 (inclusive), 6.0% is credited. When the sum is between 60 and 69 (inclusive), 7.0% of compensation is credited and, when the sum is 70 or greater, 8.0% of compensation in credited. Upon termination of employment, the nominal account balance is available as a single sum or may be converted to one of several annuity forms. As with the AFAC benefit formula, under the standard post-retirement surviving spouse option, a participant receives a reduced pension, and a pension equal to 50% of the reduced pension is payable to his or her surviving spouse. By way of example, the benefit for an employee electing that option whose spouse is three years younger would be approximately 11% less than the amount of the participant's annual benefit. This information assumes that the EPPA formula in the retirement plan will be continued in its present form.

Having been hired in 2002, R. H. Fearon automatically began earning pension benefits under the EPPA benefit formula. The estimated annual benefit payable to Mr. Fearon at normal retirement age under the EPPA benefit formula is $215,103. The assumed interest rate credited to his account, as well as the annuity conversion rate, is 6%. The calculation uses 4% as the rate for annual increases in compensation. As of January 31, 2004, the number of years of service for Mr. Fearon was 1.8 years.

Certain provisions of the Internal Revenue Code, as amended, limit the annual benefits that may be paid from a tax-qualified retirement plan. As permitted under the Code, the Board of Directors has authorized the payment from Eaton's general funds of any benefits calculated under the provisions of the applicable retirement plan which may exceed those limits. The present value of these benefits will be paid in a single installment upon a proposed change in control of the Company unless otherwise determined by the Board of Directors.
                                ---------------

The Board of Directors has adopted a plan which provides supplemental annual retirement income to certain executives who do not have the opportunity to accumulate significant credited service with Eaton, provided that they retire at age 55 or older and have at least ten years of service with Eaton. The amount of the annual supplement is generally equal to the amount by which a percentage (described below) of the executive's average final annual compensation exceeds his or her earned retirement income (which includes amounts receivable pursuant to the retirement plans described above as well as retirement plans maintained by the executive's previous employers). The percentage of average final annual compensation used for this purpose depends upon an executive's age and years of service at retirement. The percentage ranges from 20% (for retirements at age 55 with less than 15 years of service) to 45% (for retirements at age 65 with 15 years or more of service). Under the plan, the present value of payments will be paid in a single installment upon a proposed change in control of the Company unless otherwise determined by the Board of Directors. Currently, it is expected that nine officers would receive a benefit under the plan, including C. Arnold,
R. W. Carson and R. H. Fearon, who are named in the Summary Compensation Table on page 15. The estimated annual benefits payable under this plan are $84,204 to Mr. Arnold, $216,259 to Mr. Carson and $332,810 to Mr. Fearon, based on the assumption that they retire at age 65, and their base salary and target incentive compensation increase at 4% per annum.
                                ---------------

The Company has entered into agreements with its officers, including those named in the

Summary Compensation Table on page 15, which provide for payments and benefits in the event of a termination of employment in the context of a change of control of the Company. The purpose of these agreements is to assure continued dedication, and to diminish the inevitable distraction caused by personal uncertainties and risks, in the event of a corporate change of control.

The agreements provide that each officer, for three years following a change of control, will have duties, salary, bonus, fringe benefits and opportunities for savings, incentive earnings and retirement compensation no less favorable than was previously the case. If the Company were to terminate an officer's employment during this three-year period for reasons other than cause or disability, or if the officer were to terminate employment because of changed circumstances, then the officer would be entitled to receive certain amounts and benefits under these agreements. These amounts and benefits would include (i) long-term incentive compensation reflective of the portion of the award periods completed prior to termination, (ii) salary and bonus multiplied by three (or any lesser number of years and portions thereof until age 65), and (iii) continuation of medical, life insurance and other welfare benefits for two years (or any lesser number of years and portions thereof until age 65), subject to reduction for comparable benefits received in any subsequent employment. The officer would be entitled to receive an additional payment, net of taxes, to compensate for the excise tax imposed on these and other payments if they are determined to be "excess parachute payments" under the Internal Revenue Code.

The agreements provide that, upon the occurrence of a proposed change of control, the Company would deposit in trust a cash amount sufficient to provide the benefits and payments to which the officers would be entitled under the agreements upon a change of control and termination of employment. The agreements also provide that the Company would reimburse the officers for any costs incurred to enforce the agreements.
                                ---------------

Certain grantor trusts established by the Company hold approximately $1.5 million of marketable securities and 1,066,580 Company shares, in order to provide for a portion of the Company's deferred compensation obligations. The trust assets, which are subject to the claims of the Company's creditors, will be used to pay those obligations in proportion to trust funding. The trusts provide for full funding upon a change in control of the Company and for accelerated lump sum or installment payments upon a failure by the Company to pay amounts due under the plans or upon a termination of employment in the context of a change in control.

2. APPROVAL OF THE 2004 STOCK PLAN

The Board believes that share-based incentives are important factors in attracting and retaining highly qualified individuals, and that they help to align the interests of those individuals with the interests of the Company's shareholders. It believes that the shareholder-approved 2002 Stock Plan has been instrumental in producing the Company's strong financial performance. As of January 31, 2004, 3,046,120 common shares (post-stock split) remained available for additional awards under that plan. The Board is therefore submitting to the Company's shareholders for their approval a new share-based plan, called the 2004 Stock Plan (the "Plan").

The Board believes that the potential dilutive effect of the issuance of stock options has been mitigated by periodic share repurchase programs over the last several years. From 1996 through January 31, 2004, Eaton has repurchased 27,723,800 (post-stock split) of its shares, largely offsetting grants made in recent years. Under share repurchase programs authorized in January, 2000 and July, 2000, the Company has remaining authority to purchase up to $458,722,658 worth of shares. Earlier this year, a plan was initiated to repurchase 4.2 million common shares (after giving effect to the two-for-one stock split announced on January 21, 2004) to offset the shares issued during 2003 from the exercise of stock options. In addition, the Company now intends, depending upon circumstances, to purchase additional shares as necessary to help offset dilution resulting from shares issued as a result of stock options exercised over the course of 2004.

The Plan, which is substantially the same as the 2002 Stock Plan, will authorize the granting of stock options to non-employee directors, and the granting of stock options and other share-based awards to non-union salaried employees selected by the Board's Compensation and Organization Committee (the "Committee"). The purpose of the Plan is to continue to provide long-term incentives for outstanding service to the Company and its shareholders and to assist in recruiting and retaining highly qualified individuals. A copy of the Plan is included as Appendix H to this proxy statement, and the following summary is qualified in its entirety by the provisions of the Plan.

ADMINISTRATION -- The Committee, which is comprised of non-employee directors, will administer employee awards. The Governance Committee of the Board, which is also comprised of non-employee directors, will administer non-employee director options.

SHARES AVAILABLE -- Subject to adjustments for stock splits, stock dividends and other events affecting the shares, the total number of the Company's common shares with a par value of 50c each ("shares") that may be delivered under the Plan will not exceed 7,000,000, and the total number of shares or share units underlying options or related to other awards that may be granted to any employee during any period of three consecutive calendar years will not exceed 1,200,000. No more than 40% of the total number of shares authorized for delivery under the Plan may be granted as performance shares, restricted shares, stock appreciation rights or other share-based awards (other than stock options). In addition, no more than 5% of the total number of shares authorized for delivery under the Plan may be granted as performance shares, restricted shares, stock appreciation rights or other share-based awards (other than stock options) which vest within less than one year after the date of grant. With respect to such awards in excess of 5% of the total number of such authorized number of shares, the vesting period must exceed one year, with no more than one third of shares becoming vested at the end of each of the twelve-month periods following the date of grant. Shares related to awards that are forfeited, terminated or unexercised upon expiration shall immediately become available for other awards.

STOCK OPTIONS --

Employee Stock Options. Each option will be exercisable at such times and for such number of shares as determined by the Committee as of the date of grant. Grants to officers will not be exercisable for at least six months after those options are granted. Although the Plan does not impose any similar time requirement on grants to non-officer employees, such grants historically have become exercisable as follows: after one year as to 33% of the shares covered by the grant, after the second year as to another 33%, and after the third year as to the remaining 34%. The Committee may accelerate the times when an option may be exercised, and the Management Compensation Committee (comprised of Company officers) may do likewise for employees who are not officers. The Committee may grant employee options which are intended to qualify as incentive stock options ("Incentive Stock Options") under the Internal Revenue Code.

Non-employee Director Stock Options. Each person who becomes a non-employee director at the 2004 annual shareholders meeting or thereafter automatically will be granted an option for 10,000 shares upon the date of his or her election. On each granting date thereafter that each non-employee director continues to serve in that capacity, he or she will automatically be granted options for a number of shares equal to the quotient resulting from dividing (i) four times the annual retainer for non-employee directors in effect on the granting date by (ii) the closing price of a share on the last business day immediately preceding the granting date. The granting date is the Tuesday immediately before the fourth Wednesday of each January. Each non-employee director option shall be fully exercisable six months following the date of grant.

Term.  The term of each option will be ten years from the date of grant.

Price. The option price will be the fair market value of the shares subject to the option on the date of grant. The fair market value shall be the mean of the high and low prices as quoted on the New York Stock Exchange Composite

Transactions. The fair market value of a share as of March 1, 2004 was $59.46.

Payment. The exercise price will be payable in cash or, if permitted by the terms of the option, by other consideration, including shares valued at fair market value on the date of exercise. Delivery of the shares by the Company to the option holder upon exercise of an option may be deferred, as authorized by the Committee.

PERFORMANCE SHARES -- The Committee may grant performance shares for no cash consideration, if permitted by applicable law, or for such consideration as may be determined by the Committee. The Committee will establish award periods and the number of performance shares to be earned if Company performance objectives are met during the award periods. The performance objectives will be stated in terms of cash flow return on gross capital employed in the Company's business ("CFR"). CFR equals the total of net income plus depreciation and after-tax net interest divided by the total of capital plus accumulated depreciation (minus goodwill and short-term investments). After performance shares have been awarded and performance objectives have been established, the Committee may not increase the number of performance shares that may be earned by any employee upon attainment of any performance objective. The actual levels of CFR to be achieved and other terms and conditions of the performance shares will be determined by the Committee. If performance shares are not earned, they will be available for future grants.

OTHER AWARDS -- The Company has not granted stock appreciation rights for many years, primarily because of their adverse accounting consequences. However, in some countries stock appreciation rights are more advantageous to the recipients than conventional stock options. Therefore, the Plan permits their use at the discretion of the Committee. Stock appreciation rights entitle the holder to receive a number of shares or cash equal to the increase in the fair market value of the designated number of shares from the date of grant to the date of exercise. Stock appreciation rights may be exercised as determined by the Committee.

The Committee may grant other share-based awards, including restricted shares, for no cash consideration, or for such consideration as may be determined by the Committee. Subject to the provisions discussed under "Shares Available" above, the Committee will determine the criteria or periods for payment or vesting and the extent to which those criteria or periods have been met. Any such grants shall have such other terms and conditions as determined by the Committee.

OTHER MATTERS -- The Plan will become effective if and when approved by the shareholders at the 2004 annual meeting of shareholders, and no awards may be granted after December 31, 2013.

Shares available for awards may consist, in whole or in part, of authorized and unissued shares or treasury shares.

The Board of Directors may, without shareholder approval, terminate the Plan, curtail the scope of the Plan, or make amendments to the Plan that are not considered material. However, the Plan may not be amended without shareholder approval to (i) materially increase the aggregate number of shares which may be issued under the Plan, (ii) increase the maximum number of shares which may be granted to any employee, (iii) grant options or stock appreciation rights at a purchase price below fair market value on the date of grant or (iv) materially modify the requirements as to eligibility for participation in the Plan, or in any respect as to which shareholder approval is required under the rules of the New York Stock Exchange, provided that the Company is subject to such rules at the time of the amendment.

The Board of Directors is presently comprised of nine non-employee directors and one employee director. The number of employees to whom employee stock options are typically granted is approximately 500.

The benefits that will be received by employees under the Plan or which would have been received under the Plan if it had been in effect in 2003 are not currently determinable, because awards will be made at the discretion of the Committee.

FEDERAL INCOME TAX IMPLICATIONS --
General. The Plan has been designed to meet the requirements in Section 162(m) of the Internal Revenue Code for stock options, stock appreciation rights and performance shares, but may not meet those requirements for other awards.

Stock Options. Employees may be granted Incentive Stock Options or nonqualified options. Under present federal income tax law and regulations, no tax is imposed as a result of the grant or exercise of an Incentive Stock Option. The amount by which the fair market value of the shares received upon exercise exceeds the option price is an item of tax preference and may be subject to the alternative minimum tax. If the shares received upon the exercise of an Incentive Stock Option are not disposed of within two years from the date the option was granted and within one year after the date the shares are transferred to the holder, upon the sale of the shares, the difference between the amount realized on the sale and the option price will be taxed as long-term capital gain or loss and Eaton will not be entitled to a tax deduction. If these holding period rules are not met, the holder will realize ordinary income upon disposition equal to the amount by which the fair market value of the shares at the time of exercise (or, if lower, the proceeds of sale) exceeds the option price and Eaton will be entitled to a tax deduction equal to the ordinary income realized by the holder. Any gain in excess of the amount taxed as ordinary income will be taxed as short-term capital gain.

A person granted a non-qualified stock option will not be taxed upon the grant of the option, and Eaton will not be entitled to a tax deduction by reason of the grant. The option holder will realize taxable income upon exercise of the option in the amount by which the fair market value of the shares received exceeds the option price. Eaton will be entitled to a tax deduction equal to the ordinary income to the employee.

Performance Shares. Performance shares will not result in taxable income to the recipient or a tax deduction for Eaton during any period that the recipient's rights to shares under the award are contingent on Eaton's attainment of performance goals. At the time the Committee certifies that the Company's performance goal has been met, the recipient will realize taxable ordinary income equal to the fair market value of the shares at the time of certification. Eaton will be entitled to a tax deduction in the same amount.

Other Awards. Restricted shares will not be taxable to the recipient, or deductible by Eaton, upon receipt of the shares or during the period the shares are restricted, unless the recipient makes an election under Section 83(b) of the Internal Revenue Code within 30 days of receipt of the shares. An election under Section 83(b) of the Internal Revenue Code allows the recipient to realize taxable ordinary income, and allows Eaton a tax deduction, equal to the fair market value of the shares at the time of their receipt. Absent a Section 83(b) election, the recipient will realize taxable ordinary income, and Eaton will take a tax deduction, equal to the fair market value of the shares (less the amount, if any, paid by the recipient for the shares) at the time their restriction lapses. The amount of the tax deduction taken by Eaton, either at the time of receipt in the case of a Section 83(b) election or at the time of lapse absent a Section 83(b) election by the recipient, may be subject to the provisions of Section 162(m) of the Internal Revenue Code.

ACCOUNTING PRACTICE -- There is currently no accounting charge to the income of the Company in connection with the grant or exercise of a stock option. The Company's income will be charged to the extent of any appreciation in the fair value of stock appreciation rights which are outstanding and expected to be exercised in the future. The Company's income will be charged for the expected fair value of shares awarded in the future as performance shares.

VOTE REQUIRED -- The Board's adoption of the Plan is conditioned upon the Plan's receiving the approval of holders of the majority of the outstanding Eaton common shares.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 2004 STOCK PLAN.

3. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has appointed the accounting firm of Ernst & Young LLP as independent auditors to conduct the annual audit of Eaton's books and records for 2004. The submittal of this matter to the shareholders at the annual meeting is not required by law or by Eaton's Amended Regulations. This matter is nevertheless being submitted to the shareholders to ascertain their views. If this proposal is not approved at the annual meeting by the affirmative vote of holders of a majority of the outstanding shares, the Audit Committee intends to reconsider its appointment of Ernst & Young LLP as independent auditors.

A representative of Ernst & Young LLP will be present at the annual meeting to answer any questions concerning the independent auditor's areas of responsibility, and will have an opportunity to make a statement if he desires to do so.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP.

4. OTHER BUSINESS

Management does not know of any other matters requiring shareholder action that may come before the meeting; but, if any are properly presented, the individuals named in the enclosed form of proxy will vote on those matters according to their best judgment.

OWNERSHIP OF OUTSTANDING VOTING SHARES -- Set forth below is certain information concerning persons who are known by Eaton to have reported owning beneficially more than 5% of the Company's common shares as of the most recent practicable date. The number of shares set forth below has been adjusted to reflect the two-for-one stock split in the form of a stock dividend distributed on February 23, 2004 to shareholders of record as of the close of business on February 9, 2004.

                         TITLE OF CLASS: COMMON SHARES

   NAME AND ADDRESS OF      NUMBER        PERCENT
    BENEFICIAL OWNER       OF SHARES      OF CLASS
--------------------------------------------------
Lord, Abbett & Co.         8,489,104(1)     5.58%
90 Hudson Street
Jersey City, NJ 07302
--------------------------------------------------

(1) Lord, Abbett & Co. has filed with the Securities and Exchange Commission a
    Schedule 13G dated January 26, 2004, which reports the beneficial ownership of 8,489,104 common shares by it and certain affiliated entities and individuals. As reported in the Schedule 13G, Lord, Abbett & Co. and such affiliated entities and individuals have sole voting power with respect to 8,489,104 shares and have shared power to dispose or to direct the disposition of 8,489,104 common shares.

The following table shows the beneficial ownership, reported to the Company as of January 31, 2004, of Company common shares by each director, each executive officer named in the Summary Compensation Table on page 15 and all of those individuals and all other officers as a group, and also sets forth the number of share units held under various deferred compensation plans.

The numbers of shares and share units shown below have been adjusted to reflect the two-for-one stock split in the form of a stock dividend distributed on February 23, 2004 to shareholders of record as of the close of business on February 9, 2004.

                         TITLE OF CLASS: COMMON SHARES

            NAME OF                NUMBER      PERCENT                       TOTAL NUMBER OF
          BENEFICIAL              OF SHARES       OF         DEFERRED           SHARES AND
             OWNER               OWNED(1,2)    CLASS(3)   SHARE UNITS(4)   DEFERRED SHARE UNITS
-----------------------------------------------------------------------------------------------
C. Arnold                           173,218(5)                19,818              193,036
S. M. Buente                        243,594(5)                38,286              281,880
R. W. Carson                        308,796(5)                40,514              349,310
M. J. Critelli                       36,918                        0               36,918
A. M. Cutler                      1,221,476(5,6)             248,536            1,470,012
R. H. Fearon                         43,360                   14,786               58,146
E. Green                             44,512                    4,876               49,388
N. C. Lautenbach                     43,034                   13,232               56,266
D. L. McCoy                          29,968                    8,104               38,072
J. R. Miller                         40,894                        0               40,894
G. R. Page                           11,000                      558               11,558
K. M. Patel                          11,500                        0               11,500
V. A. Pelson                         35,894(6)                 9,392               45,286
G. L. Tooker                         41,894(6)                 5,578               47,472
Directors and Executive
  Officers as a Group of 25       3,347,472                  587,492            3,934,964
-----------------------------------------------------------------------------------------------

(1) Each person has sole voting and investment power with respect to the shares listed, unless otherwise indicated.

(2) Includes shares which the person has the right to acquire within 60 days after January 31, 2004 upon the exercise of outstanding stock options as follows: C. Arnold, 83,760; S. M. Buente, 205,732; R. W. Carson, 292,868; A.
    M. Cutler, 1,068,706; R. H. Fearon, 29,040, and all directors and executive officers as a group, 2,823,410 shares.

(3) Each of the individuals listed holds less than 1% of outstanding common shares.

(4) For a description of these units, see pages 13 and 18.

(5) Includes shares held under the Eaton Savings Plan as of January 31, 2004.

(6) Includes shares held jointly or in other capacities, such as by trust.

Employee benefit plans of the Company and its subsidiaries on January 31, 2004 held 10,762,718 common shares for the benefit of participating employees, or approximately 7% of common shares outstanding. The number of shares has been adjusted to reflect the two-for-one stock split in the form of a stock dividend distributed on February 23, 2004 to shareholders of record as of the close of business on February 9, 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE -- Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers to file reports of holdings and transactions in the Company's equity securities with the Securities and Exchange Commission. The Company believes that its directors and officers complied fully with all such filing requirements with respect to 2003.

FUTURE SHAREHOLDER PROPOSALS -- Shareholders who wish to submit proposals for inclusion in the proxy statement and for consideration at the annual meeting must do so on a timely basis. In order to be included in the proxy statement for the 2005 annual meeting, proposals must relate to proper subjects and must be received by the Corporate Secretary, Eaton Corporation, Eaton Center, Cleveland, Ohio 44114-2584, before November 20, 2004.

By order of the Board of Directors

/s/ EARL R. FRANKLIN

Earl R. Franklin
Vice President and
Secretary

March 19, 2004

                                   APPENDIX A

                        CHARTER OF GOVERNANCE COMMITTEE

The Governance Committee shall be comprised of at least three Directors, all of whom meet the independence requirements of the New York Stock Exchange and the Board of Directors. The Committee members shall be appointed by the Board upon the recommendation of the Governance Committee or a majority of the independent members of the Board. Committee members may be removed by the Board at any time upon the recommendation of the Governance Committee or a majority of the independent members of the Board.

The Governance Committee shall have the following responsibilities:

 1. Recommend to the Board improvements in the Company's processes of corporate governance, including proposed changes in the Board Governance Policies.

 2. Advise the Board on changes in the size and composition of the Board.

 3. Make recommendations to the Board regarding the structure and responsibilities of Board Committees, recommend one year in advance a member of each standing Board Committee to be appointed Chairman of the Committee, and annually submit to the Board candidates to be appointed members and Chairman of each standing Committee.

 4. In consultation with the Chairman and Chief Executive Officer, identify and recommend to the Board candidates for Board membership, based on the criteria for Board membership listed in the Board Governance Policies.

 5. Recommend to the Board individuals to be nominated for election or re-election to the Board, taking into account input from all Directors.

 6. Oversee the orientation of new Directors and regularly review the continuing education needs of the Directors relating to their roles and responsibilities as members of the Board and its Committees. In regard to continuing education, the Committee will recommend seminars, provide guidance and monitor the process.

 7. Recommend to the Board compensation of non-employee Directors.

 8. Administer the Board's policy on Director retirements and resignations.

 9. Administer the Directors' stock ownership guidelines.

10. Recommend to the Board guidelines and procedures to be used by the Directors to evaluate the Board's performance.

11. Provide oversight regarding significant public policy issues with respect to the Company's relationships with shareholders, employees, customers, competitors, suppliers and the communities in which it operates, including the following areas:

    (a) Ethics compliance

    (b) Environmental, health and safety issues

    (c) Diversity and equal employment opportunity

    (d) Community relations

    (e) Government relations

    (f)  Charitable contributions

    (g) Shareholder and investor relations, including recommended responses to shareholder proposals

    (h) Eaton Philosophy of Excellence through People

12. Review the Company's Code of Ethics, including its programs to promote ethical and legal conduct, to facilitate anonymous reporting of violations and to assure protection of employees who report violations in good faith, and from time to time recommend the adoption or amendment of the Code of Ethics.

13. Periodically report to the Board concerning the Committee's actions, conclusions and recommendations.

14. Assure that performance evaluations of the Governance Committee are conducted annually.

The Governance Committee shall have the authority to retain and terminate consultants and other advisors to advise the Committee in the performance of its responsibilities, including search firms to be used to identify Director candidates and compensation consultants to assist in the evaluation of Director compensation. The Committee shall exercise sole authority to approve the fees and other retention terms for such consultants and other advisors, who will report directly to the Committee.

POLICIES ADOPTED BY THE BOARD OF DIRECTORS UPON THE RECOMMENDATION OF THE GOVERNANCE COMMITTEE

Upon the recommendation of the Governance Committee, the Board of Directors on July 24, 2002 adopted a policy regarding any business transactions between the Company and other businesses in which its non-employee directors are executive officers or major shareholders. The purpose of the policy is to assure that all such transactions are undertaken strictly upon an objective assessment of the economic value of the transactions to each party, and not because of personal relationships between the director and the Company or its executives. The policy provides, in effect, that in any business transactions between the Company and such other businesses, there shall be no direct communication between the director and any Company personnel and no direct communication between the Company's Chief Executive Officer and any employees of the director's business. The policy further provides that, if a proposed transaction is potentially significant to either the Company or the director's business, or if the director's independence may be compromised (or appear to be compromised), the Chairman of the Company's Governance Committee shall be so informed.
                                ---------------

Upon the recommendation of the Governance Committee, the Board of Directors on October 23, 2002 adopted a policy that all non-employee directors shall be "independent" according to the criteria set forth in the policy. Those criteria have been updated by the Board of Directors most recently in February, 2004 and are consistent with the independence criteria contained in the New York Stock Exchange listing standards. The purpose of this policy is to assure the independence of the Company's non-employee directors.

                                   APPENDIX B

                               EATON CORPORATION
                     BOARD OF DIRECTORS GOVERNANCE POLICIES

I. BOARD ORGANIZATION AND COMPOSITION

A. Size and Structure of Board. The size of the Board should be in the range of 8-15. Only one Director should be an employee of the Company. The Board believes that it is desirable for the Company's Board to be divided into three approximately equal classes, one of which is elected each year, since this structure assures continuity and has worked well historically.

B. Director Independence. Except for any Director who is a Company employee, all Directors should be independent. A Director will be considered independent if the Director meets the criteria set forth in the independence standards of the New York Stock Exchange and the independence criteria adopted by the Company's Board of Directors.

C. Director Tenure. Each Director is elected for a three-year term. There is no limit to the number of terms a Director may serve. However, the Company's retirement policy calls for each outside Director to retire at the Annual Shareholders Meeting following the Director's 70th birthday and for the inside Director to retire from the Board when he or she retires as an employee, no later than the end of the month in which the Director reaches age 65. The Chairman and Chief Executive Officer should not continue on the Board after retiring as an employee. Directors who retire from their employment or who otherwise significantly change the position they held when initially elected to the Board should not necessarily leave the Board. However, the Board will review the continued appropriateness of Board membership under these new circumstances.

D. Membership on Other Boards. Each Director is responsible to notify the Chairman of the Governance Committee before accepting invitations to join other Boards of Directors. One purpose of this policy is to avoid actual or potential conflicts of interest or the appearance of conflicts of interest. Appropriate legal advice will be obtained as necessary. Another purpose of this policy is to insure that Directors do not have an excessive number of Board assignments that would put the Directors' effectiveness at risk. Directors with full-time employment may serve on a maximum of three for-profit Boards in addition to the Company's Board, the Board of the Company that employs the Director, and any other Boards on which the Director is required to serve as part of his or her full-time employment responsibilities. Directors without full-time employment may serve on a maximum of four for-profit Boards in addition to the Company's Board.

E. New Directors. Director candidates will be selected on the basis of their ability to make contributions to the Board of Directors and to the Company's governance activities. Among the most salient strengths to be considered are personal ability, integrity, intelligence, relevant business background, independence, expertise in areas of importance to the Company's objectives, and a sensitivity to the Company's corporate responsibilities. The initial screening of Director candidates is conducted by the Chairman of the Governance Committee in consultation with the Chairman and Chief Executive Officer. The Governance Committee then identifies the recommended candidate for possible approval by the Board of Directors.

F. Combining the Positions of Chairman and Chief Executive Officer. It is the Board's policy that the positions of Chairman of the Board and Chief Executive Officer should be held by the same person. The Board believes that this practice provides the most efficient and effective leadership model for the Company.

G. No Lead Director. The Board believes that designating a lead Director is not necessary or appropriate for the best interests of the Company and its shareholders unless the Chairman and Chief Executive Officer is absent, and then only for the duration of his or her absence.

II. COMMITTEE COMPOSITION AND LEADERSHIP

A. Membership of Committees. All Board Committees are comprised entirely of outside independent Directors, except for the Executive Committee, which is chaired by the Chairman and Chief Executive Officer.

B. Rotation of Committee Memberships and Chairs. In order to assure that each Director has a broad exposure to the work of the various Board Committees, and at the same time to provide for continuity in the membership of each Committee, the Board has adopted the practice of rotating each outside Director's Committee assignments approximately every four to six years, except that, for continuity, Committee Chairs normally continue on their Committees for up to ten years. The Director who will become the Chair of a Committee should be selected from among the current members of the Committee and should be designated at least one year in advance in order to permit adequate preparation time and a smooth transition.

C. Committee Descriptions. There are five standing Committees of the Board: the Audit Committee, Compensation and Organization Committee, Executive Committee, Finance Committee and Governance Committee. The responsibilities and membership of these Committees are described in the Company's annual proxy statement.

III. PERFORMANCE ASSESSMENT AND SUCCESSION PLANNING

A. Board and Committee Assessments. Performance self-assessments are conducted annually by the Board and the Audit, Compensation and Organization, Finance and Governance Committees.

B. Chairman and Chief Executive Officer Performance Assessment. The performance of the Chairman and Chief Executive Officer is thoroughly assessed annually by the Compensation and Organization Committee, taking into account input from all outside Directors. Key performance and leadership categories are established. As to each category, each outside Director answers a set of specific questions, provides written comments, suggests opportunities for improvement, and comments on individual strengths. An external third party consolidates the feedback and provides a summary report to the Chair of the Compensation and Organization Committee who, in turn, reviews it with the full Board. The Chair of the Committee then reviews the report with the Chairman and Chief Executive Officer.

C. Senior Management Performance Assessment. One of the most important responsibilities of the Board is to assure that the Company's senior management is well qualified to conduct the Company's business affairs. The Board has delegated to the Chairman and Chief Executive Officer the responsibility to assess the performance of the senior management team. The Chairman and Chief Executive Officer, then, reports annually to the Board, giving his assessment of each officer's performance and his thoughts on succession planning. The Board of Directors takes these thoughts into account in its evaluation and direction of succession planning, especially in regard to the position of Chief Executive Officer.

D. Chief Executive Officer Succession Planning. It is the policy of the Board to be adequately prepared to deal with Chief Executive Officer succession, should the need arise, whether via emergency, resignation or retirement. The Board has established several processes that work together to achieve this result. The Chief Executive Officer annually leads a formal discussion with the Board to review all key executives, including each executive's performance, leadership attributes and readiness to assume additional responsibility. The Board also utilizes the annual review to discuss short- and long-term succession planning and emergency succession issues. By focusing on both the short and the long term, the Board identifies specific individual development needs, that are then communicated to each executive by the Chief Executive Officer in annual performance reviews and ongoing coaching sessions. In addition to the annual review, the Board feels it is important for each Director to interact personally and frequently with the key executives. For this purpose, the Board has established a formal process for each Director to meet with each key executive individually so that all Directors are able to evaluate first-hand the executive's readiness and potential to assume greater responsibility within the Company or to step into the Chief Executive Officer role, if needed.

IV. OPERATION OF THE BOARD AND COMMITTEES

A. Director Responsibilities. The Board expects all Directors to fulfill the following basic responsibilities: (1) attend all meetings of the Board, relevant Board Committees and Annual Shareholders Meetings, (2) participate actively in meetings of the Board and relevant Board Committees after review of materials that are provided to the Directors in advance of meetings, (3) act in a manner consistent with the best interests of the Company and its shareholders (avoiding conflicts of interest that would interfere with their doing so) and (4) exercise proper diligence and business judgment in performing their duties as members of the Board and its Committees.

B. Agendas and Background Information. The Agenda for each meeting of the Board and Committees should be sent to the Directors or Committee members in advance, along with background information on important subjects. Any Board or Committee member may ask that an item be added to the Agenda.

C. Access to Management and Independent Advisors. Directors should request from management, or any other sources they may desire, information that they consider helpful in the performance of their duties. The Board and each Board Committee may retain independent legal counsel, consultants or other advisors as the Board or such Committee deems necessary and appropriate, the cost of which is borne by the Company.

D. Executive Sessions. At each Board meeting, the Board holds an executive session, in which only the Directors are present. The outside Directors also meet in executive session at each Board meeting, without the inside Director present, to discuss whatever topics they may deem appropriate. These executive sessions are chaired on a rotating basis by the outside Directors who chair the Audit, Compensation and Organization, Finance and Governance Committees. At least one such executive session is held every year attended only by Directors who meet the independence criteria of the Board of Directors and of the New York Stock Exchange. In addition, at each meeting of the Audit, Compensation and Organization, Finance and Governance Committees, an executive session is held, which is attended only by the Committee members, all of whom are independent Directors, without any members of the Company's management present, to discuss whatever topics they may deem appropriate.

E. Board Meetings on Strategic Planning. The Board devotes one extended meeting per year to strategic planning, along with portions of additional meetings throughout the year. Company performance is to be measured in terms of the Company's strategic objectives and its relative performance among its peers.

F. Concurrent Committee Meetings. Because of scheduling constraints, certain meetings of Board Committees are held concurrently, although doing so requires the inside Director to be absent from certain Committee meetings.

G. Minutes. Minutes of all Committee meetings are sent to all Directors for their information in advance of the following Board meeting, together with the minutes of the prior Board meeting.

H. Company Spokesperson. The Board of Directors has delegated to the Chairman and Chief Executive Officer, or his designees, the responsibility to serve as Company spokesperson.

I. Orientation for New Directors. An orientation process has been developed for new Directors, including background briefings by the Chairman and Chief Executive Officer, other senior officers and the Secretary.

J. Continuing Education for Directors. The Governance Committee regularly reviews the continuing education needs of the Board members, provides guidance and monitors the continuing education process. All Directors are encouraged to obtain Governance Committee-approved continuing education relating to their roles and responsibilities as members of the Board and its Committees.

V. COMPENSATION OF OUTSIDE DIRECTORS

A. Director Compensation. The Board of Directors with the advice of its Governance Committee determines the compensation of the outside Directors. The form and amount of Director compensation are intended to be competitive with Director compensation at peer companies, appropriate to the time and energy required of the Directors (as members of the

Board and as members or Chairs of Board Committees) and consistent with the Directors' independence from the Company and its management.

B. Regular Reviews of Compensation. Regularly scheduled reviews of outside Director compensation are conducted by the Governance Committee to assure that the compensation remains competitive and appropriate. In this way, compensation reviews are not specially scheduled at management's initiative.

C. Pensions. In 1996, the Company's pension plan for outside Directors was discontinued as to newly-elected outside Directors. Those first elected in 1996 or later are not eligible to receive pension payments after retiring from the Board. However, each of the Directors is encouraged to take advantage of the opportunity under the 1996 Director Deferral Plan to defer Director fees into phantom shares of the Company, which are paid out to the Director following retirement from the Board in the form of shares, the cash equivalent, or a combination of shares and cash, at the discretion of the Governance Committee.

D. Stock Options. Upon election each outside Director receives stock options for 10,000 common shares of the Company, exercisable at the market price of the shares on the date of grant. Thereafter, each outside Director annually receives stock options for a number of additional shares, with a market value on the date of grant equal to four times the outside Directors' annual retainer. These options also are exercisable at the market price of the shares on the date of grant.

E. Share Ownership Guidelines. The Board has adopted guidelines calling for each outside Director to acquire within five years a number of Company shares with a market value equal to three times the amount of the outside Directors' annual retainer.

VI. GENERAL

These Policies will be reviewed by the Governance Committee annually and may be amended from time to time.

                                   APPENDIX C

                               BOARD OF DIRECTORS
                             INDEPENDENCE CRITERIA

An Eaton Corporation Director will be considered independent if the Director meets all of the following criteria:

  1. The Director is not, and has not been within the previous three years (or the one-year period permitted initially by the NYSE rules(1)), an employee of Eaton Corporation or any of its subsidiaries or affiliates. No member of the Director's immediate family(2) is, or has been within the previous three years (or the one-year period permitted initially by the NYSE rules(1)), an executive officer of Eaton Corporation or any of its subsidiaries or affiliates.

  2. Neither the Director nor any member of his or her immediate family(2) has received at any time in the prior three years (or the one-year period permitted initially by the NYSE rules(1)), more than $100,000 per year in direct compensation from Eaton Corporation or any of its subsidiaries or affiliates (including, without limitation, any consulting, advisory or other compensatory fees) except that which Eaton Corporation pays to its Directors for their services as members of the Board and members or Chairs of Board Committees; provided that compensation paid to an immediate family(2) member for service as a non-executive employee will not be considered in determining the Director's independence.

  3. The Director is not affiliated with or employed by, and no member of the Director's immediate family(2) is affiliated

---------------

(1) During the first year following SEC approval of the new NYSE rules, the three-year "look-back" provisions of these criteria are shortened to one year. The full three-year "look- back" period is deemed to begin at the end of the first year following SEC approval.

(2) "Immediate family" means a Director's spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than the Director's domestic employees) who shares the Director's home.

     with or employed in a professional capacity by, a present or former internal or external auditor for Eaton Corporation or any of its subsidiaries or affiliates, and has not held such a position for at least three years (or the one-year period permitted initially by the NYSE rules(1)) since the end of his or her affiliation or employment or the end of the auditing relationship, whichever occurred first.

  4. Neither the Director nor any member of his or her immediate family(2) is employed as an executive officer of any company whose compensation committee includes a current employee of Eaton Corporation and has not held such a position for at least three years (or the one-year period permitted initially by the NYSE rules(1)) since the end of his or her service as an executive officer or the end of the Eaton employee's membership on the compensation committee, whichever occurred first.

  5. The Director is not an executive officer or an employee, nor is any member of his or her immediate family(2) an executive officer, of another company for which payments by Eaton Corporation to that company, or from that company to Eaton Corporation, including their respective subsidiaries and affiliates, for property or services have accounted for the greater of $1 million or 2% of the other company's consolidated gross revenues, in any fiscal year during the past three years (or the one-year period permitted initially by the NYSE rules(1)).

  6. The Board of Directors has affirmatively determined that the Director has no material(3) relationship (whether financial, business, personal or otherwise) with Eaton Corporation or any of its subsidiaries or affiliates, either directly or as a partner, shareholder or officer of an organization, including a charitable organization, that has a relationship with Eaton Corporation or any of its subsidiaries or affiliates. Eaton Corporation will publicly disclose any contributions it has made to any charitable organization in which a Director serves as an executive officer, if within the preceding three years (or the one-year period permitted initially by the NYSE rules(1)) contributions in any single fiscal year have exceeded the greater of $1 million or 2% of the charitable organization's consolidated gross revenues.

Audit Committee members will be considered independent if they meet all of the above six criteria and the following additional two criteria:

  1. The Committee member has received no direct compensation from Eaton Corporation or any of its subsidiaries or affiliates (including, without limitation, any consulting, advisory or other compensatory fees) except that which Eaton Corporation pays to its Directors for their services as members of the Board and members or Chairs of Board Committees.

  2. The Committee member is not an affiliate of the Company (i.e., not controlling, controlled by, or under common control with, the Company), such as a 10%-plus shareholder.

The Board of Directors has determined that simultaneous service by any Audit Committee member on a maximum of three public company audit committees, including the Eaton Corporation Audit Committee, does not impair his or her ability to effectively serve on the Eaton Corporation Audit Committee.

Directors and members of Eaton Corporation's management are encouraged to bring questions or concerns regarding Director independence or these criteria promptly to the attention of the Governance Committee Chairman for guidance.

---------------

(3) "Materiality" is to be considered from the standpoint of the Director and that of each organization of which the Director is a partner, shareholder or officer. The determination that, as to each Director individually, there is no material relationship (whether financial, business, personal or otherwise) will be made by the Board of Directors after consideration of the recommendation of its Governance Committee, based upon information provided by the Director and any other information that may be known to the Board. The purpose of Item #6 is ultimately to determine whether a Director has any relationship with Eaton Corporation, either directly or through any other person or organization, that may interfere with the exercise of the Director's independence from Eaton Corporation and its management.

                                ---------------

                 BOARD OF DIRECTORS POLICY ON DIRECTORS' USE OF
                                 COMPANY PLANES

The Board of Directors believes that the Company should provide transportation to facilitate Director attendance at meetings of the Board and Board Committees, Annual Shareholders Meetings, Board visits to Company facilities and other appropriate Company events. Transportation may be provided through the use of Company planes and cars or through reimbursement of the Directors for the cost of commercial transportation. At the same time, the Board believes it is important that the independence of the outside Directors not be compromised, or appear to be compromised, by their accepting transportation from the Company for other purposes.

Therefore, the Board of Directors has adopted the following policy relating to the use of Company planes for transportation of outside Directors:

  1. Directors may be transported on Company planes to facilitate their attending meetings of the Board and Board Committees, Annual Shareholders Meetings, Board visits to Company facilities and other appropriate Company events. This policy contemplates transportation to and from Directors' homes, places of business or other locations, and may include transportation to and from Directors' other business commitments, unrelated to the Company, if necessary to facilitate the Directors' attending Company events. However, in no event may outside Directors be transported on Company planes to locations, or under circumstances, where the transportation would constitute compensation to the Directors. Directors will be deemed to have received compensation if the transportation would be treated as imputed income for U.S. federal tax purposes.

  2. The use of Company planes by the Directors pursuant to this policy is intended to be normal practice. It is not, and should not appear to be, discretionary with the Company's management.

  3. Company planes may not be used to transport spouses, other family members or guests of the outside Directors under circumstances where the transportation would be treated as imputed income to the Directors or to the family members for U.S. federal tax purposes.

  4. The Governance Committee of the Board is authorized to provide more detailed guidance on the appropriate use of Company planes by the Directors, within the intent of this policy.

                                   APPENDIX D

                           CHARTER OF AUDIT COMMITTEE

The Audit Committee shall be responsible to assist the Board of Directors in overseeing (1) the integrity of the Company's financial statements and its systems of internal accounting and financial controls, (2) the independence, qualifications and performance of the Company's independent auditor, (3) the performance of the Company's internal auditors and (4) the Company's compliance with legal and regulatory requirements.

The Audit Committee shall be comprised of at least three Directors recommended by the Governance Committee or by a majority of the independent members of the Board and appointed by the Board. Each Committee member shall meet the independence requirements, and all Committee members collectively shall meet the other requirements, of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002, and rules adopted thereunder by the Securities and Exchange Commission. No Committee member shall concurrently serve on the audit committees of more than two other publicly-held companies. Members of the Audit Committee may be removed at any time by the Board of Directors upon the recommendation of the Governance Committee or a majority of the independent members of the Board.

The Committee shall exercise sole authority to appoint, terminate and compensate the independent auditor, which shall report directly to the Committee.

The Audit Committee shall have the authority to retain and terminate special legal, accounting or other consultants to advise the Committee. The Committee shall exercise sole authority to approve the fees and other retention terms for such consultants, who will report directly to the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Company shall provide appropriate funding to the Audit Committee to compensate the auditors and any advisors to the Committee.

The Audit Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The Audit Committee shall make regular reports to the Board concerning the Committee's actions, conclusions and recommendations.

The Audit Committee shall:

 1. Review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board for approval.

 2. Pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by the independent auditor. The Committee shall be responsible to resolve any disagreements between the independent auditor and the Company's management.

 3. Non-audit engagements with the independent auditor shall exclude in any event non-audit services prohibited by law.

 4. At least annually, obtain and review a report by the independent auditor delineating all relationships between the independent auditor and the Company, consider the compatibility of the independent auditor's non-audit services (if any) with its independence and take appropriate action to satisfy itself of the independence of the independent auditor.

 5. At least annually, obtain and review a report by the independent auditor describing the following: (a) the independent auditor's internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues.

 6. Evaluate the performance of the independent auditor and, if so determined by the Audit Committee, replace the independent auditor. The evaluation shall include a review and evaluation of the performance of the independent auditor's lead partner. The lead partner and the audit partner responsible for reviewing the Company's audit shall be rotated off the Company's audit at least once every five years, or any time that the Audit Committee may determine. The Committee also shall consider whether, in order to assure continuing auditor independence, it is appropriate to rotate the independent auditor.

 7. Set clear hiring policies for employees or former employees of the independent auditor that comply with the requirements of the Sarbanes-Oxley Act of 2002 and the listing standards of the New York Stock Exchange.

 8. Review the annual audited financial statements with management and the independent auditor before publication, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the financial statements, and recommend to the Board whether the financial statements should be included in the annual report to shareholders and annual report on Form 10-K. The Committee's review shall include a discussion of the disclosures to be made by the Company under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Form 10-K report.

 9. Review analyses prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's annual financial statements.

10. Review with management and the independent auditor the Company's quarterly financial statements prior to the filing of each Form 10-Q report. This review shall include a discussion of the type of information to be disclosed in the Company's earnings press release. The Committee's review also shall include a discussion of the disclosures to be made by the Company under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Form 10-Q report.

11. Review and discuss quarterly reports by the independent auditor on:

     (a) all critical accounting policies and practices to be used;

     (b) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor;

     (c) other material written communications between the independent auditor and the Company's management, such as a management letter or schedule of unadjusted differences.

12. Review material changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

13. Discuss with the independent auditor any matters raised by the independent auditor under generally accepted auditing standards relating to the conduct of the Company's annual audit and quarterly reviews, including the independent auditor's judgment about the quality of the Company's accounting principles as applied in its financial reporting.

14. Review with the independent auditor any problems or difficulties the independent auditor may have encountered in the annual audit.

15. Review with the Company's General Counsel legal matters that may have a material impact on the Company's financial statements.

16. Meet periodically with management to review the Company's material financial risk exposures and the steps management has taken to monitor and control such exposures.

17. Review the report of the Director -- Audits on internal controls and internal audit results.

18. Review and approve the appointment and any replacement of the Company's Director -- Audits.

19. Meet with the Director -- Audits and independent auditor prior to the Company's annual audit to review the scope, planning and staffing of the audit.

20. Review disclosures by the chief executive officer and chief financial officer during their certification process for Form 10-K and Form 10-Q reports in regard to any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

21. Discuss the types of information to be disclosed in earnings guidance to analysts and others, and the type of presentation to be made to rating agencies, with the understanding that the Committee need not discuss in advance each instance in which the Company may provide earnings guidance.

22. Meet several times per year with the Company's chief financial officer, Director -- Audits and independent auditor in separate executive sessions.

23. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

24. Assure that performance evaluations of the Audit Committee are conducted annually.

While the Audit Committee shall have the responsibilities and powers set forth in this Charter, it shall not be the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and in accordance with generally accepted accounting principles and applicable rules and regulations. These instead shall be the responsibility of management and the independent auditor.

POLICIES ADOPTED BY THE AUDIT COMMITTEE OR BY THE BOARD OF DIRECTORS UPON THE RECOMMENDATION OF THE AUDIT COMMITTEE

Upon the recommendation of the Audit Committee, the Board of Directors on July 24, 2002 adopted a policy regarding the Company's not hiring personnel of the Company's independent auditors. The purpose of the policy is to help assure the independence of those personnel. In summary, the policy provides: (A) the Company will not hire in any capacity an individual who has served as an engagement audit partner, tax partner, senior manager or manager of the independent auditors and who has worked on the Company's audit during the previous two years and (B) the Company will not hire in the capacity of Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Accounting Officer, or an equivalent position, an individual who has been a partner, manager or employee of the Company's independent auditors during the previous five years. Any exceptions to this policy must be approved by the Audit Committee on the grounds that an exception is in the best interests of the Company and its shareholders.
                                ---------------

On February 25, 2003, the Audit Committee adopted procedures under Section 301 of the Sarbanes-Oxley Act of 2002 for (A) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (B) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters. The Committee approved for these purposes the use of the Company's Ethics and Financial Integrity Help Line (see the Code of Ethics in Appendix G to this proxy statement), with the understanding that any such complaints or concerns received on the Help Line shall be reported to the Committee or its Chairman in a timely manner but in no event later than the next meeting of the Committee.

                                   APPENDIX E

                                   CHARTER OF
                    COMPENSATION AND ORGANIZATION COMMITTEE

The Compensation and Organization Committee shall be comprised of at least three Directors, all of whom meet the independence requirements of the New York Stock Exchange and the Board of Directors. The Committee members shall be appointed by the Board of Directors upon the recommendation of the Governance Committee or a majority of the independent members of the Board. Committee members may be removed by the Board of Directors at any time upon the recommendation of the Governance Committee or a majority of the independent members of the Board.

The Compensation and Organization Committee shall have the following responsibilities:

 1. Annually evaluate the performance of the Chairman and Chief Executive Officer, taking into account input from all outside Directors, and review the performance evaluations of the other elected officers of the Company;

 2. Maintain and periodically review a succession plan for key officer positions of the Company, including the positions of Chairman and Chief Executive Officer and Chief Operating Officer;

 3. Recommend to the Board the individual who should assume the position of Chairman and Chief Executive Officer if that position becomes vacant due to unforeseen circumstances;

 4. Annually review the aggregate amount of awards to be made under the Executive Incentive Compensation Plan and adjust that amount as the Committee deems appropriate within the terms of the Plan;

 5. Establish performance objectives under the Company's long-term incentive compensation plans and determine the attainment of such performance objectives;

 6. Annually determine the salary of each elected officer of the Company, subject to discussion by the Board and endorsement by the independent Directors;

 7. Annually review the awards to be made to the elected officers under the Executive Incentive Compensation Plan;

 8. Annually review the awards to be made to the elected officers under the Company's long-term incentive compensation plans;

 9. Administer the Company's stock plans and periodically approve grants of stock options and other equity-based awards to Company employees;

10. In determining the compensation of the Chairman and Chief Executive Officer, the Committee shall (a) review and approve corporate goals and objectives that the Committee deems to be relevant to Chairman and Chief Executive Officer compensation, (b) evaluate the Chairman and Chief Executive Officer's performance in light of those goals and objectives and (c) set the Chairman and Chief Executive Officer's compensation level based on that evaluation.

11. Review proposed organization or responsibility changes at the officer level;

12. Periodically review all of the Company's compensation and perquisite practices for employees who are key to the Company's business to confirm that such practices remain equitable and competitive;

13. Establish such share ownership retention guidelines for Company officers and other executives as the Committee may deem appropriate and monitor the administration of those guidelines;

14. Review (a) proposed new employee benefit plans for very large employee populations, (b) material changes to the basic conceptual direction of any such existing plans, (c) changes to such plans that would substantially increase or decrease benefits for officers in any manner that is not generally similar for all participants and is therefore disproportionate,
    (d) proposed new employee benefit plans that are material and primarily for the benefit of employees who are key to the Company's business, (e) equity compensation plans which, under the New York Stock Exchange listing standards, are subject to shareholder approval and (f) changes to any such existing plans that would substantially increase or decrease the benefits provided by those plans;

15. Prepare an annual report for the Company's proxy statement regarding executive compensation, as required by the rules of the Securities and Exchange Commission and the New York Stock Exchange;

16. Periodically report to the Board concerning the Committee's actions, conclusions and recommendations; and

17. Assure that performance evaluations of the Committee are conducted annually.

The Compensation and Organization Committee shall have the authority to retain and terminate compensation consultants and other advisors to advise the Committee in the evaluation of compensation for the Chairman and Chief Executive Officer and other officers or on other matters. The Committee shall exercise sole authority to approve the fees and other retention terms for such consultants or other advisors, who will be directly responsible to the Committee.

                                   APPENDIX F

                          CHARTER OF FINANCE COMMITTEE

The Finance Committee shall be comprised of at least three Directors, all of whom qualify as "independent" under the standards adopted by the New York Stock Exchange and the Board of Directors. The Committee members shall be appointed by the Board upon the recommendation of the Governance Committee or a majority of the independent members of the Board. Committee members may be removed by the Board at any time upon the recommendation of the Governance Committee or a majority of the independent members of the Board.

The Finance Committee shall have the following responsibilities:

 1. Periodically review the financial condition of the Company, including its total financial resources, strengths and capabilities, and recommend financial policies to the Board of Directors;

 2. Analyze Company policy with respect to its debt-equity relationship and make recommendations to the Board with respect thereto;

 3. Review the Company's dividend policy and make recommendations to the Board with respect thereto;

 4. Review the Company's cash flow, including its total capital expenditure program, working capital changes and other current and anticipated financial requirements;

 5. Review proposals for share issuances and repurchases;

 6. Review proposals for long- and short-term debt financing;

 7. Review the Company's risk management program and its adequacy to safeguard the Company against extraordinary liabilities and losses;

 8. Periodically meet with, and review the performance of, the Pension Investment Committee, the Pension Administration Committee and any other fiduciaries that the Board may appoint with respect to the Company's pension and other retirement income plans (including employee share purchase or similar plans);

 9. Annually review the key assumptions used to calculate annual pension expense, including the assumed long-term return on pension plan assets and the discount rate used to determine the present value of pension plan liabilities;

10. Periodically report to the Board concerning the Committee's actions, conclusions and recommendations;

11. Assure that performance evaluations of the Finance Committee are conducted annually.

The Finance Committee shall have the authority to retain and terminate consultants and other advisors to advise the Committee in the performance of its responsibilities. The Committee shall exercise sole authority to approve the fees and other retention terms for such consultants and other advisors, who will report directly to the Committee.

                                   APPENDIX G
                                 CODE OF ETHICS

To my fellow Eaton employees

Ethical values are fundamental to Eaton. They define our heritage and our future, and distinguish us from other organizations that go about their work without regard for what is right and what is wrong.

Why do people at Eaton work so hard and so successfully? I think that one reason is their belief in our company's values, a foundation that is a source of great strength.

Every one of us can--and should--be a role model for honesty and integrity. We must communicate the message of Eaton's ethics to our colleagues, associates, customers and suppliers--in what we say and, even more importantly, in what we do.

We're here to achieve great results, but each of us must demonstrate that we care intensely about how we get those results. They are worth little and are unlikely to endure if achieved unethically.

We should all be proud that we start from a track record of success. And I want you to know that I will do everything possible to see that this Eaton tradition of integrity continues. However, ethics is everyone's responsibility, and I want everyone at Eaton to feel comfortable talking about these subjects--expressing concerns, raising issues and encouraging the highest levels of integrity.

This guide gives you lots of information and sources for help. Please use it to the fullest. If you've done everything we've asked you to do and are not getting the help you need, contact me.

/s/ Alexander Cutler
Alexander M. Cutler
Chairman and Chief Executive Officer

                      ------------------------------------

Eaton Corporation requires that all directors, officers and employees of Eaton, its subsidiaries and affiliates ("Eaton"), abide by the fundamental principles of ethical behavior listed here in performing their duties.

OBEYING THE LAW--We respect and obey the laws, rules and regulations applying to our businesses around the world.

INTEGRITY OF RECORDING AND REPORTING OUR FINANCIAL RESULTS--We properly maintain accurate and complete financial and other business records, and communicate full, fair, accurate, timely and understandable financial results. In addition, we recognize that various officers and employees of Eaton must meet these requirements for the content of reports to the U.S. Securities and Exchange Commission, or similar agencies in other countries, and for the content of other public communications made by Eaton.

RESPECTING HUMAN RIGHTS--We respect human rights and require our suppliers to do the same.

DELIVERING QUALITY--We are committed to producing quality products and services. Our business records and communications involving our products and services are truthful and accurate.

COMPETING ETHICALLY--We gain competitive advantage through superior performance. We do not engage in unethical or illegal trade practices.

RESPECTING DIVERSITY AND FAIR EMPLOYMENT PRACTICES--Throughout the world we are committed to respecting a culturally diverse workforce through practices that provide equal access and fair treatment to all employees on the basis of merit. We do not tolerate harassment or discrimination in the workplace.

AVOIDING CONFLICTS OF INTEREST--We avoid relationships or conduct that might compromise judgment or create actual or apparent conflicts between our personal interests and our loyalty to Eaton. We do not use our position with Eaton to obtain improper benefits for others or ourselves. We do not compete with Eaton.

PROTECTING OUR ASSETS--We use Eaton property, information and opportunities for Eaton's business purposes and not for unauthorized use. We properly maintain the confidentiality of information entrusted to us by Eaton or others.

OFFERING/ACCEPTING GIFTS, ENTERTAINMENT, BRIBES OR KICKBACKS--We do not offer or accept gifts or entertainment of substantial value. We do not offer or accept bribes or kickbacks.

SELLING TO GOVERNMENTS--We comply with the special laws, rules and regulations that relate to government contracts and relationships with government personnel.

POLITICAL CONTRIBUTIONS--We do not make contributions on behalf of Eaton to political candidates or parties even where lawful.

REPORTING ETHICAL, LEGAL OR FINANCIAL INTEGRITY CONCERNS--Any person may openly or anonymously report any ethical concern or any potential or actual legal or financial violation, including any fraud, accounting, auditing, tax or record-keeping matter, to the Director--Global Ethics of Eaton. For reports that are not made anonymously, confidentiality will be maintained to the extent possible while permitting an appropriate investigation.

Reports may be made openly or anonymously by regular mail to Director-Global Ethics, Eaton Corporation, Eaton Center, Cleveland, Ohio 44114. Reports may also be made to the office of the Director--Global Ethics by e-mail or telephone through Eaton's Ethics and Financial Integrity Help Line:

E-MAIL Access the Ethics and Financial Integrity Help Line through the Employee Services tab on Eaton's intranet. The message will be anonymous unless the sender identifies himself or herself. Alternatively, send a regular Outlook e-mail, which will not be anonymous, to Ethics@eaton.com.

TELEPHONE     From the U.S. and Canada, dial toll free 1-800-433-2774. This call will be anonymous unless the caller identifies himself or herself.

              From all other countries, dial your country's AT&T access code (found on e-net), and then dial toll free 1-800-433-2774. This call will be anonymous unless the caller identifies himself or herself.

NON-ENGLISH   If you are not comfortable making your report in English through the Ethics and Financial Integrity Help Line, please use your native language to e-mail or write your concern to the address above, and we will translate your letter or e-mail.

Eaton will not permit any retaliation against any employee who reports an ethical, legal or financial concern nor will it discipline any employee for making a report in good faith.

                      ------------------------------------

PERSONAL RESPONSIBILITY

Every officer, director and employee has the personal responsibility to read, know and comply with the principles contained in this Code of Ethics. Compliance with these principles is a condition of employment, and failure to comply will result in discipline up to and including termination.

The Board of Directors shall determine, or designate appropriate management personnel to determine, the actions to be taken in the event of violations of the Code of Ethics. Such actions shall be reasonably designed to deter wrongdoing and to promote accountability for adherence to the Code of Ethics.

Every officer, director and employee has the duty to bring to the attention of a supervisor or another member of management, or the Director--Global Ethics, or the Chairs of the Audit or Governance Committees of the Board of Directors, or directly to the full Board of Directors, any activity that in his or her judgment would violate these principles. Potential violations may be reported to the Board or relevant Committee Chair by mail in care of the Director-Global Ethics, at the above address. The Director will forward it unopened to the addressee(s).

                                   APPENDIX H
                                2004 STOCK PLAN

1. PURPOSE

The Plan enables non-employee directors and professional and management employees who contribute significantly to the success of Eaton Corporation (the "Company") to participate in its future prosperity and growth and to identify their interests with those of the shareholders. The purpose of the Plan is to provide long-term incentive through outstanding service to the Company and its shareholders and to assist in recruiting and retaining people of outstanding ability and initiative in non-employee director, professional and management positions.

2. ADMINISTRATION

(A) Employee Awards

With respect to employee awards, the Plan shall be administered by the Compensation and Organization Committee of the Board of Directors (the "Committee"), which shall consist of at least three non-employee directors.

(B) Non-employee Director Options

With respect to non-employee director options, the Plan shall be administered by the Governance Committee of the Board of Directors, which shall consist of at least three non-employee directors.

(C) Authority of Committees

With respect only to those awards for which it has administrative responsibility, the Committee and the Governance Committee shall each have complete authority (except as otherwise expressly provided herein) to interpret all provisions of the Plan consistent with law, to determine the type and terms of awards consistent with the provisions of the Plan, to prescribe the form of instruments evidencing awards, to adopt, amend and rescind general and special rules and regulations for its administration, and to make all other determinations necessary or advisable for its administration of the Plan. The determinations of each committee shall be final and conclusive. The committees may act by resolution or in any other manner permitted by law. The Committee may delegate its authority to officers of the Company with respect to the granting of awards to employees who are not officers or directors of the Company.

3. SHARES AVAILABLE

The aggregate of (a) the number of Eaton common shares delivered by the Company in payment and upon exercise of awards to employees and non-employee directors and (b) the number of shares subject to outstanding awards to employees and non-employee directors shall not exceed 7,000,000 at any one time, subject to adjustments as authorized herein. Shares related to awards that are forfeited, terminated, unexercised upon expiration, settled in cash in lieu of shares or in such manner that all or some of the shares covered by an award are not issued, or exchanged for awards that do not involve shares, shall immediately become available for other awards. Shares available for awards may consist, in whole or in part, of authorized and unissued shares or treasury shares.

The maximum aggregate number of shares or share units underlying options or related to other awards that may be granted to any employee during any three consecutive calendar year period is 1,200,000. No more than 40% of the total number of shares authorized for delivery under the Plan may be granted as performance shares, restricted shares, stock appreciation rights or other share-based awards (other than stock options). In addition, no more than 5% of the total number of shares authorized for delivery under the Plan may be granted as performance shares, restricted shares, stock appreciation rights or other share-based awards (other than stock options) which vest within less than one year after the date of grant. With respect to such awards in excess of 5% of the total number of such authorized number of shares, the vesting period must exceed one year, with no more than one third of shares becoming vested at the end of each of the twelve-month periods following the date of grant.

Awards may be made under the Plan at any time after approval of the Plan by shareholders at the 2004 annual meeting until December 31, 2013.

4. ELIGIBILITY FOR AWARDS

Any non-union salaried employee (including officers) of the Company or any of its subsidiaries may be granted an award. The Committee (a) will designate employees to whom grants are to be made, (b) will specify the number of options, stock appreciation rights, performance shares, restricted shares or other share-based awards subject to each grant, and (c) subject to Section 5(C), will specify the price of the award. Non-employee directors are eligible to receive stock options as provided under Section 5(B).

5. STOCK OPTIONS

(A) Employee Stock Options

Grants. The Committee may grant to eligible employees (i) options which are intended to qualify as incentive stock options ("Incentive Stock Options") under the Internal Revenue Code, or (ii) options which are not intended to qualify as Incentive Stock Options. Each option will give the employee the right to purchase a designated number of the Company's common shares with a par value of 50c each ("shares"). The aggregate fair market value (at the time of grant) of shares for Incentive Stock Options under all plans of the Company which become initially exercisable by an employee during any calendar year shall not exceed $100,000 (or such other amount as may be provided by the Internal Revenue Code or regulations thereunder).

Exercise. Each option shall be exercisable on such date or dates, during such period and for such number of shares, as shall be determined by the Committee as of the date of grant, although grants to employees subject to Section 16(b) of the Securities Exchange Act of 1934 ("Section 16b") shall not be exercisable for at least six months after those options are granted. The Committee may, in its sole discretion, accelerate the times when an option may be exercised and the Management Compensation Committee (comprised of Company officers) may do likewise for employees who are not subject to Section 16b.

(B) Non-employee Director Stock Options

Grants. Subject to approval of the Plan by shareholders at the 2002 annual meeting, each person who at that meeting or thereafter first becomes a non-employee director automatically shall be granted an option for 10,000 shares upon the date of his or her election. On each granting date that each non-employee director continues to serve in that capacity, beginning in the year after that director receives his or her initial grant, he or she shall automatically be granted an option for a number of shares equal to the quotient resulting from dividing (i) four times the annual retainer for each non-employee director in effect on the granting date, by (ii) the closing price of an Eaton common share on the New York Stock Exchange Composite Transactions on the last business day immediately preceding the granting date. The granting date is the Tuesday immediately before the fourth Wednesday of each January. Notwithstanding anything to the contrary herein, no non-employee director shall receive an initial grant or a continuing grant for a particular year if that director receives such a grant under any other stock plan of the Company.

Term.  The term of each option shall expire ten years from the date of grant.

Exercise. An option shall become fully exercisable six months following the date of grant.

(C) Price

Each employee option and each non-employee director option shall state the number of shares to which it pertains and the option price. The option price shall be the fair market value of the shares subject to the option on the date of grant. The fair market value shall be the mean of the high and low prices as quoted on the New York Stock Exchange Composite Transactions.

(D) Payment

The price at which shares may be purchased upon exercise of an employee option or non-employee director option shall be paid in cash, or, if permitted by the terms of the option, by means of tendering shares or other consideration valued at fair market value on the date of exercise, or any combination thereof. The appropriate committee shall determine acceptable methods of tendering shares or other consideration. Delivery of shares by the Company to the option holder upon exercise of an option may be deferred, as authorized by the appropriate committee.

6. PERFORMANCE SHARES

The Committee may grant performance shares to any eligible employee for no cash consideration, if permitted by applicable law, or for such consideration as may be determined by the Committee and specified in the grant. The Committee shall establish award periods and shall establish the number of performance shares to be earned if Company performance objectives are met. The performance objectives shall be stated in terms of cash flow return on gross capital employed in the Company's business ("CFR"). CFR equals the total of net income plus depreciation and after-tax net interest divided by the total of capital plus accumulated depreciation (minus goodwill and short-term investments). After performance shares have been awarded and performance objectives have been established, the Committee may not increase the number of performance shares that may be earned by any employee upon attainment of those performance objectives within a performance period. The actual levels of CFR to be achieved, and the length of the performance period and, subject to the requirements of Section 3, other terms and conditions of the performance shares, shall be determined by the Committee. To the extent performance shares are forfeited or the grant of performance shares has expired or is surrendered, canceled or terminated, the shares subject to the grant shall be available for future grants if within other Plan limitations.

7. OTHER AWARDS

In limited circumstances where the Committee determines that the use of stock options is inadvisable for tax or other regulatory reasons, it may grant stock appreciation rights to eligible employees. Stock appreciation rights entitle the holder, upon exercise, to receive a number of shares or cash, as the Committee may determine, equal to the increase in fair market value of a number of shares designated by such rights from the date of grant to the date of exercise. The number of shares subject to a stock appreciation right shall be counted against the individual limit on the maximum number of shares that may be awarded to any employee during any three consecutive calendar year period, and against the maximum number of shares which may be delivered under the Plan.

Subject to Section 3, the Committee may grant other share-based awards to any eligible employee for no cash consideration, if permitted by applicable law, or for such consideration as may be determined by the Committee and specified in the grant. Such grants may include restricted shares. The Committee may specify such criteria or periods for payment as it shall determine, and the extent to which such criteria or periods have been met shall be conclusively determined by the Committee. Other share-based grants may be paid in shares or other consideration related to shares, as specified by the grant, and, subject to the requirements of Section 3, shall have such terms and conditions as shall be determined by the Committee.

8. TRANSFERS

Except as otherwise provided by the appropriate committee, awards under the Plan are not transferable other than by will or the laws of descent and distribution. A transferred award may be exercised by the transferee only to the extent that the grantee would have been entitled had the award not been transferred. Notwithstanding anything herein to the contrary, the transfer of Incentive Stock Options shall be limited as required by the Internal Revenue Code and applicable regulations.

9. ADJUSTMENTS

In the event of a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of shares, stock split, stock dividend, rights offering or similar event affecting shares of the Company, the following shall be equitably adjusted by the appropriate committee: (a) the number and class of shares (i) reserved under the Plan, (ii) for which awards may be granted to an individual, and (iii) covered by outstanding awards denominated in shares or share units, (b) the prices relating to outstanding awards, and (c) the appropriate fair market value and other price determinations for such awards.

10. GENERAL PROVISIONS

The Company shall have the right to deduct from any cash payment made under the Plan any taxes required by law to be withheld. It shall be a condition to the obligation of the Company to deliver shares that the participant pay the Company such amount as it may request for the purpose of satisfying any such tax liability. Any award under the Plan may provide that the participant may elect, in accordance with any regulations issued by the appropriate committee, to pay the amount of such withholding taxes in shares.

No person, estate or other entity shall have any of the rights of a shareholder with reference to shares subject to an award until a certificate or certificates for the shares have been delivered to that person, estate or other entity. The Plan shall not confer upon any non-employee director or employee any right to continue in that capacity. The laws of Ohio shall govern the Plan and all determinations made and actions taken pursuant hereto, to the extent not governed by the laws of the United States.

11. AMENDMENT

The Board of Directors of the Company may alter, amend or terminate the Plan from time to time, except that the Plan may not be amended without shareholder approval to (i) materially increase the aggregate number of shares which may be issued, (ii) increase the maximum number of shares which may be granted to any employee, (iii) grant options or stock appreciation rights at a purchase price below fair market value on date of grant, or (iv) materially modify the requirements as to eligibility for participation in the Plan, or in any respect as to which shareholder approval is required under the rules of the New York Stock Exchange, provided that the Company is subject to such rules at the time of the amendment. The provisions of the Plan pertaining to the awards to non-employee directors may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

12. EFFECTIVE AND TERMINATION DATES

The Plan will become effective if and when approved by shareholders holding a majority of the Company's outstanding common shares entitled to vote at the 2004 annual meeting of shareholders.

No awards shall be granted under the Plan after December 31, 2013. Awards granted before that date shall remain valid thereafter in accordance with their terms.

                                  (EATON LOGO)


                                EATON CORPORATION
                                  EATON CENTER
                           CLEVELAND, OHIO 44114-2584

PROXY

The undersigned hereby appoints A. M. Cutler, J. R. Horst and E. R. Franklin as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this card, all of the Eaton common shares, including reinvestment shares, if any, held by the undersigned on March 1, 2004, at the annual meeting of shareholders to be held at The Forum Conference and Education Center, One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio, on April 28, 2004, at 10:30 a.m. local time and at any adjournments thereof.

Election of Directors:

(01) M. J. Critelli, (02) E. Green, (03) K. M. Patel

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. WHEN PROPERLY EXECUTED, IT WILL BE VOTED FOR ITEMS 1, 2 AND 3 UNLESS CONTRARY INSTRUCTIONS ARE
                         INDICATED ON THE REVERSE SIDE.


      PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.


 HAS YOUR ADDRESS CHANGED?                 DO YOU HAVE ANY COMMENTS?

___________________________________        _____________________________________

___________________________________        _____________________________________

___________________________________        _____________________________________

EATON CORPORATION
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694


                YOUR VOTE IS IMPORTANT. PLEASE VOTE IMMEDIATELY.

                                VOTE-BY-INTERNET
                    LOG ON TO THE INTERNET AND GO TO THE WEB  (COMPUTER GRAPHIC)
                       SITE HTTP://WWW.EPROXYVOTE.COM/ETN.

                                       OR

                                VOTE-BY-TELEPHONE
                                 CALL TOLL-FREE              (TELEPHONE GRAPHIC)
                        1-877-779-8683 OR 1-877-PRX-VOTE.


IF YOU VOTE OVER THE INTERNET OR BY TELEPHONE, PLEASE DO NOT MAIL YOUR CARD.


________________________________________________________________________________
                              FOLD AND DETACH HERE





        PLEASE MARK
  [x]   YOUR VOTES AS
        IN THIS EXAMPLE.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2 AND 3.

             EATON CORPORATION

 1. Election of Directors
    (Please see reverse)                FOR        WITHHELD
                                        ALL        FROM ALL
                                      NOMINEES     NOMINEES

                                        / /           / /

          / /  FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE(S):

               _______________________________________________________



                                                      FOR    AGAINST    ABSTAIN

2. Approval of 2004 Stock Plan                        / /      / /        / /

                                                      FOR    AGAINST    ABSTAIN

3. Ratification of appointment of Independent
   Auditors                                           / /      / /        / /

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.


Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


Signature: _____________ Date: _________ Signature:______________ Date: _______

________________________________________________________________________________
                              FOLD AND DETACH HERE
PROXY

                        CONFIDENTIAL VOTING INSTRUCTIONS
    To Fidelity Management Trust Company, Trustee for the Plans listed below
                                (the "Trustee"):

The undersigned, as a participant in the (a) Eaton Savings Plan or (b) Eaton Personal Investment Plan ((a) and (b) being collectively called the "Plans"), hereby directs the Trustee to vote in person or by proxy all common shares of Eaton Corporation credited to the undersigned's account under the Plans on the record date at the annual meeting of shareholders of Eaton Corporation to be held at The Forum Conference and Education Center, One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio, on April 28, 2004, at 10:30 a.m. local time and at any adjournments thereof. The Trustee is hereby instructed to vote FOR items 1, 2 and 3 unless the undersigned indicates proper voting instructions to the contrary. Under each of the Plans, if the Trustee does not receive proper voting instructions by April 23, 2004 telling the Trustee how to vote the Eaton shares in the account of the undersigned, the Trustee will vote those shares in the same proportion, on each issue, as it votes other Eaton shares according to instructions from other Plan participants.

Election of Directors:

(01) M. J. Critelli, (02) E. Green, (03) K. M. Patel

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. WHEN
         PROPERLY EXECUTED, IT WILL BE VOTED FOR ITEMS 1, 2 AND 3 UNLESS
            CONTRARY INSTRUCTIONS ARE INDICATED ON THE REVERSE SIDE.


                                                                     SEE REVERSE
                                                                        SIDE

EATON CORPORATION
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694


                YOUR VOTE IS IMPORTANT. PLEASE VOTE IMMEDIATELY.

                                VOTE-BY-INTERNET
                    LOG ON TO THE INTERNET AND GO TO THE WEB  (COMPUTER GRAPHIC)
                       SITE HTTP://WWW.EPROXYVOTE.COM/ETN.

                                       OR

                                VOTE-BY-TELEPHONE
                                 CALL TOLL-FREE              (TELEPHONE GRAPHIC)
                        1-877-779-8683 OR 1-877-PRX-VOTE.


IF YOU VOTE OVER THE INTERNET OR BY TELEPHONE, PLEASE DO NOT MAIL YOUR CARD.


________________________________________________________________________________
                              FOLD AND DETACH HERE


[X] PLEASE MARK
    YOUR VOTES
    AS IN THIS
    EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1, 2 AND 3.

             EATON CORPORATION

 1. Election of Directors
    (Please see reverse)                FOR        WITHHELD
                                        ALL        FROM ALL
                                      NOMINEES     NOMINEES

                                        / /           / /

          / /  FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE(S):

               _______________________________________________________



                                                      FOR    AGAINST    ABSTAIN

2. Approval of 2004 Stock Plan                        / /      / /        / /

                                                      FOR    AGAINST    ABSTAIN

3. Ratification of appointment of Independent
   Auditors                                           / /      / /        / /

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.


Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


Signature: _____________ Date: _________ Signature:______________ Date: _______

                                                                     PUERTO RICO

                     EATON ELECTRICAL DE PUERTO RICO, INC.
                            RETIREMENT SAVINGS PLAN

Dear Participant:

As a participant in the Eaton Electrical de Puerto Rico, Inc. Retirement Savings Plan, you have the right to direct KeyBank National Association, as trustee of the Plan, on how to vote the Eaton Corporation common shares credited to your account under the Plan. The enclosed proxy card may be used for this purpose. Your directions to KeyBank will be kept confidential.

If EquiServe Trust Company, N.A., which is acting as the tabulating agent, receives your proxy card by April 23, 2004, KeyBank will vote the shares in your account as instructed.

If EquiServe does not receive your proxy card by that date, KeyBank will vote the shares in your account in the same proportion on each issue as it votes those shares for which it has received voting directions from the other participants.